EXHIBIT 10.31
                                LOAN AGREEMENT
                                 by and among
                    FIRST INTERSTATE BANK OF ARIZONA, N.A.
                                      and
                             BANK ONE, ARIZONA, NA
                                as the "Banks"
                                      and
                            BURR-BROWN CORPORATION
                               as the "Borrower"
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                               TABLE OF CONTENTS
                                                                        Page
SECTION 1.  RECITALS..................................................    1
SECTION 2.  DEFINITIONS...............................................    1
   2.1  Definitions...................................................    1
   2.2  Accounting Terms..............................................    2
SECTION 3.  THE REVOLVING CREDIT FACILITY.............................    2
   3.1  Revolving Loan Commitments....................................    2
   3.2  Manner of Borrowing...........................................    3
      (a)  Request for Advance........................................    3
      (b)  Notice Irrevocable.........................................    3
      (c)  Funding....................................................    3
   3.3  Apportionment of the Revolving Credit Loans...................    4
   3.4  Selection of the Applicable Interest Rate.....................    4
   3.5  Commitment Fees; Facility Fees; Agent's Fees..................    6
      (a)  Commitment Fees............................................    6
      (b)  Facility Fee...............................................    6
      (c)  Agent's Fees...............................................    6
   3.6  Reduction of Revolving Credit Commitments.....................    6
      (a)  Reduction..................................................    6
      (b)  Effect.....................................................    6
   3.7  The Revolving Credit Notes....................................    7
   3.8  Principal Payment and Prepayment on the Revolving Credit Loans    7
      (a)  Mandatory Payments.........................................    7
      (b)  Optional Prepayments.......................................    7
   3.9  Payment of Interest Under the Revolving Credit Loans..........    8

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SECTION 4.  THE TERM LOANS............................................    8
   4.1  The Term Loan Commitments.....................................    8
   4.2  Use of Term Loans/Term Notes..................................    8
   4.3  Notice and Funding............................................    8
   4.4  Apportionment of the Term Loans...............................    9
   4.5  Selection of the Applicable Interest Rate.....................    9
   4.6  Payment of Interest Under the Term Loans......................   10
   4.7  Principal Repayment...........................................   10
   4.8  Prepayment....................................................   10
SECTION 5.  GENERAL PAYMENT TERMS.....................................   11
   5.1  Payments......................................................   11
   5.2  Computations..................................................   11
   5.3  Setoff........................................................   11
   5.4  Increased Capital Requirements................................   11
   5.5  Special Provisions for LIBO Rate Advances.....................   12
        (a)  Inadequacy of Eurodollar Pricing.........................   12
        (b)  Illegality...............................................   12
        (c)  Increased Costs for LIBO Rate Advances...................   13
   5.6  Indemnity for Consequential Loss..............................   13
SECTION 6.  CONDITIONS PRECEDENT......................................   14
   6.1  Conditions....................................................   14
   6.2  Advances of the Loans.........................................   16
        (a)  No Defaults..............................................   16
        (b)  Compliance with Agreement................................   16
        (c)  No Material Adverse Change...............................   17
        (d)  Representations and Warranties...........................   17
        (e)  Bankruptcy Proceedings...................................   17
   6.3  Special Condition for Funding the Term Loans..................   17
SECTION 7.  REPRESENTATIONS AND WARRANTIES............................   17
   7.1  Corporate Existence and Power.................................   17
   7.2  Corporate and Governmental Authorization; Contravention.......   17
   7.3  Enforceability................................................   18

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   7.4   Litigation....................................................   18
   7.5   Compliance with ERISA.........................................   18
   7.6   Taxes.........................................................   18
   7.7   Subsidiaries..................................................   18
   7.8   No Default....................................................   19
   7.9   Use of Proceeds; Margin Stock.................................   19
   7.10  No Financing of Certain Corporate Takeovers...................   19
   7.11  Compliance with Law...........................................   19
   7.12  Financial Condition...........................................   19
   7.13  No Liens......................................................   20
   7.14  Material Agreements...........................................   20
   7.15  Principal Office..............................................   20
   7.16  Full Disclosure...............................................   20
   7.17  Representations and Warranties................................   20
   7.18  Survival of Representations, Etc..............................   20
SECTION 8.  AFFIRMATIVE COVENANTS......................................   21
   8.1   Financial Statements, Reports and Documents...................   21
       (a)  Quarterly Statements.......................................   21
       (b)  Annual Statements..........................................   21
       (c)  Financial Projections......................................   21
       (d)  SEC and Other Reports......................................   22
       (e)  Compliance Certificate.....................................   22
       (f)  Notice of Other Events.....................................   22
       (g)  Other Information..........................................   23
   8.2   Payments of Taxes and Other Indebtedness......................   23
   8.3   Insurance and Maintenance of Properties.......................   23
   8.4   Corporate Existence...........................................   23
   8.5   Use of Proceeds...............................................   24
   8.6   Books and Records; Access.....................................   24
   8.7   Compliance with Laws..........................................   24
   8.8   Authorizations and Approvals..................................   24
   8.9   Further Assurances............................................   24
SECTION 9.  NEGATIVE COVENANTS.........................................   25
   9.1   Sales of Stock and Indebtedness of Subsidiaries...............   25
   9.2   Merger and Sale of Assets.....................................   25
   9.3   Limitation on Net Worth.......................................   26
   9.4   Quick Ratio...................................................   26

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   9.5    Total Debt Limitation.........................................   26
   9.6    Restriction on Liens..........................................   26
   9.7    Debt Service Ratio............................................   26
   9.8    Capital Expenditures..........................................   26
   9.9    Lines of Business.............................................   27
   9.10   Certain Transfers of Property.................................   27
SECTION 10.  DEFAULTS...................................................   27
  10.1   Events of Default..............................................   27
  10.2   Remedies Upon Event of Default.................................   30
SECTION 11.  THE AGENT..................................................   31
  11.1   Appointment and Authorization..................................   31
  11.2   Note Holders...................................................   31
  11.3   Consultation With Counsel......................................   31
  11.4   Documents......................................................   31
  11.5   Agent and Affiliates...........................................   31
  11.6   Action by Agent................................................   31
  11.7   Credit Analysis................................................   32
  11.8   Notices of Event of Default etc................................   32
  11.9   Indemnification................................................   32
  11.10  Payments.......................................................   33
  11.11  Sharing of Payments............................................   33
  11.12  Forwarding of Information to Banks.............................   34
  11.13  Successor Agent................................................   34
SECTION 12.MISCELLANEOUS................................................   34
  12.1   Entirety.......................................................   34
  12.2   Notices........................................................   34
  12.3   Expenses; Indemnification......................................   35
  12.4   Confidentiality................................................   35
  12.5   Amendments, Waivers, Etc.......................................   35
  12.6   Assignments and Participations; Transferees....................   36
  12.7   Invalid Provisions.............................................   37
  12.8   Headings.......................................................   37
  12.9   No Third Party Beneficiary.....................................   37
  12.10  Multiple Counterparts..........................................   38
  12.11  Governing Law..................................................   38
  12.12  Arbitration....................................................   38

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        (a)  Binding Arbitration........................................   38
        (b)  Governing Rules............................................   38
        (c)  No Waiver, Preservation of Remedies, Multiple Parties......   39
        (d)  Arbitrator Powers and Qualifications; Awards...............   39
        (e)  Miscellaneous..............................................   40
  12.13  Choice of Forum; Consent to Service of Process; Jurisdiction;
            Waiver of Jury Trial........................................   40

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                                LOAN AGREEMENT
                                ______________

     THIS LOAN AGREEMENT (this "Loan Agreement") is made and entered into as of July 25, 1994, by and among BURR-BROWN CORPORATION, a Delaware corporation (the "Borrower"), FIRST INTERSTATE BANK OF ARIZONA, N.A. ("First Interstate"), and BANK ONE, ARIZONA, NA ("Bank One") (First Interstate, Bank One and any other lender who becomes a party hereto under subsection 12.6 being herein referred to collectively as the "Banks" and individually as a "Bank"), and FIRST INTER-STATE BANK OF ARIZONA, N.A., as agent for the Banks (in such capacity, together with any successor agent appointed hereunder, the "Agent").

SECTION 1.  RECITALS

     1.1 Borrower, First Interstate and Bank One (then known as "Valley Bank of Arizona") are all of the parties to a Loan Agreement dated as of October 19, 1992, pursuant to which the Banks provided Borrower with a revolving credit facility in the maximum principal amount of $20,000,000.00 (the "Existing Loan Facility").

     1.2 Borrower has applied to the Banks for a revolving credit facility in the maximum principal amount of $15,000,000.00 to replace the Existing Loan Facility and to provide funds to be used for Borrower's general corporate and working capital purposes.

     1.3 Borrower has also applied to the Banks for single-advance term loans in the aggregate principal amount of $8,500,000.00 for the purpose of refinan-cing, in whole or in part, amounts heretofore advanced by Borrower to pay in full and satisfy its indebtedness to The Prudential Insurance Company of America ("Prudential"), its successors, and assigns, pursuant to the Prudential Note Agreement and the 11.75% senior promissory notes due April 15, 1996 (the "Senior Prudential Notes") payable to Prudential thereunder.

     1.4 The Banks are willing to provide the requested revolving credit facility and the term loans to Borrower, each upon the terms and subject to the conditions hereinafter set forth.

     Accordingly, the parties agree as follows:

SECTION 2.  DEFINITIONS

     2.1 DEFINITIONS. Although terms may also be defined elsewhere in this Agreement, capitalized terms used herein (unless the context requires otherwise) shall have the meanings set forth in Annex I attached hereto and incorporated herein by this reference and shall be equally applicable to both the singular and the plural forms of the terms therein defined. References to "Loan Agree-ment," "this Agreement," "herein," "hereof," "hereunder," or other like words mean this Loan Agreement as amended, supplemented, restated or otherwise modified and in effect from time to time.

     2.2 ACCOUNTING TERMS. Except as expressly provided to the contrary here-in, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Loan Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless Borrower and each Bank agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

SECTION 3.  THE REVOLVING CREDIT FACILITY.

     3.1 REVOLVING LOAN COMMITMENTS. Upon the terms and subject to the condi-tions of this Loan agreement, during the period beginning on the Closing Date and ending on the Termination Date (the "Revolving Period"), each Bank agrees, severally but not jointly, to lend to Borrower, at such times as Borrower shall request, on a revolving basis in one or more Advances (the aggregate Advances by a Bank are herein referred to as that Bank's "Revolving Credit Loan") an amount equal to that Bank's Pro Rata Share of the total amount (the "Requested Amount") requested by the Borrower in each Request For Borrowing, up to an aggregate principal amount at any time outstanding equal to such Bank's Revol-ving Credit Commitment Amount as set forth opposite its name on Schedule 3.1 hereto. During the Revolving Period, within the limits of this subsection 3.1, Borrower may borrow, repay and reborrow subject to the following limitations:
(a) no Advance shall be in an amount less than $100,000.00 or integral multiples thereof; (b) no Bank shall be obligated under any circumstances to fund an Advance of its Revolving Credit Loan (i) in excess of that Bank's Revolving Credit Loan to exceed that Bank's Revolving Credit Commitment Amount; and (c) the aggregate principal amount of Revolving Credit Loans at any time outstanding shall not exceed Fifteen Million and No/100 Dollars ($15,000,000.00).

     The Banks shall not be obligated to make any Advance if, after giving effect thereto, any of the foregoing limitations would be exceeded. The failure of any one or more of the Banks to make an Advance of its Revolving Credit Loan in accordance with its Revolving Credit Commitment shall not relieve the other Banks of their several obligations hereunder, but no Bank shall be liable with respect to the obligation of any other Bank hereunder or be obligated in any event to make any Advance that would cause the outstanding principal amount of its Revolving Credit Loan to exceed its Revolving Credit Commitment Account.

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     3.2  MANNER OF BORROWING.

          (a) REQUEST FOR ADVANCE. Borrower shall give the Agent notice of each request for Advances from the Banks (a "Request for Advance"), and each such request shall specify the Requested Amount, which shall be the aggregate of all requested Advances. Each Advance shall constitute a Borrowing, and accordingly, each Request for Advance shall also set forth all information required to be specified in a Notice of Interest Rate Designation. Each Request for Advance shall be made by an Authorized Person and may be in writing (including telex and telecopy) or oral, con-firmed promptly in writing. Each Request for Advance shall be received by the Agent.

               (i) If the Applicable Interest Rate for the Advance is to be the Prime Rate or the LIBO Rate--not later than 11:00 a.m. (Phoenix, Arizona time) on the requested date of the Advance; and

               (ii) If the Applicable Interest Rate for the Advance is to be the Bid Rate--not later than 10:00 a.m. (Phoenix, Arizona time) on the requested date of such Advance.

          (b) NOTICE IRREVOCABLE. Each Request for Advance shall be irrevo-cable and binding on Borrower upon receipt thereof by the Agent; PROVIDED that each such Request for Advance at the Bid Rate shall become irrevocable and binding in the manner and at the time that the Notice of Interest Rate Designation with respect thereto becomes irrevocable and binding upon Borrower in accordance with subsection 3.4 below. Borrower shall indemnify each Bank against any cost, loss or expense incurred by any Bank as a result of Borrower's failure to fulfill, on or before the date specified for an Advance in any Request for Advance, the Conditions to such Advance set forth herein, including any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Bank to fund such Advance when such Advance, as a result of such failure, is not made on the date so specified. A Bank requesting payment under this subsection 3.2(b) shall provide Borrower with a written calculation itemiz-ing in reasonable detail the components of such payment.

          (c) FUNDING. After receiving a Request for Advance in the manner provided herein, the Agent shall promptly notify each Bank by telephone (confirmed promptly in writing), telefacsimile or cable of the terms of such notice and such Bank's Pro Rata Share of the Requested Amount. Each Bank shall, before 1:00 p.m. (Phoenix, Arizona time) on the date an Advance is requested as specified in a Request for Advance, deposit with the Agent

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     such Bank's Pro Rata Share of the Requested Amount in immediately available funds. Upon fulfillment of all applicable conditions set forth herein and after receipt by the Agent of such funds, the Agent shall pay or deliver all funds so received to the order of Borrower at the principal office of the Agent. The failure of any Bank to make any Advance required to be made by it hereunder shall not relieve any other Bank of its obligation to make its Advance hereunder. If any Bank fails to provide its Pro Rata Share of the Requested Amount and if all conditions to such Advance have apparently been satisfied, the Agent will make available to Borrower the funds received by it from the other Banks. Neither the Agent nor any Bank shall be responsible for the performance by any other Bank of its obligations hereunder.

          Unless the Agent shall have received notice from a Bank prior to the date of any Advance that such Bank will not make available to the Agent such Bank's Pro Rata Share of the Requested Amount, the Agent may assume that such Bank has made such amount available to the Agent on the date of such Advance in accordance with this subsection 3.2(c) and the Agent may, in reliance upon such assumption, make available a corresponding amount to or on behalf of Borrower on such date. If and to the extent any Bank shall not have so made its Pro Rata Share of the Requested Amount available to the Agent (the "Principal Shortfall Amount"), Borrower agrees to repay the Principal Shortfall Amount to the Agent forth with on demand, together with interest thereon for each day from (and including) the date such amount is made available to or on behalf of Borrower to (but excluding) the date such amount is repaid to the agent, at the rate per annum equal to the rate otherwise applicable to the Advance in question.

     3.3 APPORTIONMENT OF THE REVOLVING CREDIT LOANS. The outstanding principal amount of each Revolving Credit Loan shall consist of, as Borrower shall from time to time elect (subject to the terms and conditions of this Agreement), one or more Borrowings with respect to which interest shall accrue under interest rate options determined pursuant to subsection 3.4 below, provided that no Borrowing shall be created or permitted to continue in an amount less than $100,000.00 (the "Minimum Amount Limitation").

     3.4 SELECTION OF THE APPLICABLE INTEREST RATE. Subject to the terms and conditions set forth herein, Borrower may elect to have any one of the Prime Rate, the LIBO Rate and the Bid Rate apply to the calculation of the interest accruing with respect to the outstanding principal amount of a Borrowing, pro-vided that one and only one interest rate option shall apply to the outstanding principal balance of each Borrowing at any given time. Each interest rate duly selected by Borrower shall be the "Applicable Interest Rate" for the designated Borrowing.

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     For each such interest option designation (each an "Interest Rate Desig-
nation"), an Authorized Person shall give the Agent written (including by telefacsimile) or oral notice confirmed promptly in writing (a "Notice of Interest Rate Designation") (a) specifying the effective date of such Interest Rate Designation (the "Designation Date"), (b) specifying whether the Applicable Interest Rate is to be the Prime Rate or the LIBO Rate or, alternatively, requesting that the Banks each quote a Bid Rate to be the Applicable Interest Rate, and (c) specifying the applicable Interest Period IF the Applicable Interest Rate is to be the LIBO Rate or a Bid Rate; PROVIDED that Borrower shall not specify the LIBO Rate or request that the Banks quote a Bid Rate in any Notice of Interest Rate Designation if, at the time of the giving of said notice, any Default shall have occurred and be continuing.

     Each Notice of Interest Rate Designation designating the Prime Rate or the LIBO Rate as the Applicable Interest Rate shall be irrevocable and effective upon receipt thereof by the Agent, and the Agent shall promptly after its receipt of a Notice of Interest Rate Designation deliver a copy thereof (orally, by teletransmission or by personal delivery) to each Bank. The interest rate specified in each such notice shall be the Applicable Interest Rate with respect to the Borrowing that is the subject matter thereof (and, if the Applicable Interest Rate is the LIBO Rate, such Applicable Interest Rate shall be in effect for the Interest Period specified therein).

     After receiving a Notice of Interest Rate Designation requesting that the Banks quote a Bid Rate to be the Applicable Interest Rate (a "Bid Rate Notice") in the manner provided herein, the Agent shall promptly notify each Bank by telephone or teletransmission and each Bank may, but shall have no obligation to, quote Borrower (orally or in writing) a proposed interest rate (the "Bid Rate") by communicating such quote to the Agent not later than 11:00 a.m. (Phoenix, Arizona time) and the Agent shall promptly communicate such quote to Borrower. Each Bid Rate Notice shall be irrevocable and effective shall be the Applicable Interest Rate with respect to the Advance that is the subject matter thereof for the Interest Period specified therein, commencing on the Designation Date specified therein. With respect to each Bid Rate Notice that does not become irrevocable and effective, (a) if the respective Borrowing is an Advance, then Borrower shall designate in writing, prior to the Bid Rate Acceptance Time, whether the Prime Rate or the LIBO Rate shall apply (and, if the latter, specifying the Interest Period therefor).

     If at any time Borrower shall fail to duly designate the Applicable Interest Rate for any Borrowing, then Borrower shall be deemed to have duly designated the prime Rate to be the Applicable Interest Rate therefor. Notwith-standing the foregoing, while any Default shall be continuing the Applicable Interest Rate for all Revolving Credit Loans shall be the Prime Rate, Commencing

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with respect to each such Revolving Credit Loan on the first day after the end of the respective Interest Period in effect after the date of such Default.

     3.5  COMMITMENT FEES; FACILITY FEES; AGENT'S FEES.

          (a) COMMITMENT FEES. In addition to payments provided for elsewhere herein, Borrower shall pay to each Bank a commitment fee of one-fourth of one percent (0.25%) on the average daily amount of such Bank's Revolving Credit Commitment that was unused during the calendar quarter (or portion thereof). Such commitment fee shall be accrued through the last day of each calendar quarter and the Termination Date and be due and payable quarterly on the fifteenth day of the next succeeding calendar quarter and on the Termination Date.

          (b) FACILITY FEE. In addition to payments provided for elsewhere herein, the Borrower shall pay through the Agent to each Bank a facility fee in an amount equal to one-eighth on one percent (0.125%) of the princi-pal amount of each Advance by such Bank for which the Applicable Interest Rate is the Bid Rate. The Facility Fee with respect to each such Advance shall be due and payable on the last day of the Interest Period applicable thereto.

          (c) AGENT'S FEES. Borrower shall pay to the Agent the "Agency Fee" specified in that certain letter agreement between Borrower and the Agent of even date herewith.

     3.6  REDUCTION OF REVOLVING CREDIT COMMITMENTS.

          (a) REDUCTION. Borrower shall have the right at any time upon at least seven days' prior written notice to the Agent to reduce the aggregate amount of the Revolving Credit Commitment; PROVIDED, that the amount of each such reduction shall be in a minimum aggregate amount of $1,000,000 or an integral aggregate multiple of $500,000 in excess thereof, that no such reduction shall reduce the amount of any Bank's Revolving Credit Commitment to less than the unpaid principal balance of such Bank's Revol-ving Credit Loan, and that no such reduction shall reduce the aggregate amount of the Revolving Credit Commitments to less than the sum of the unpaid principal balances of the Revolving Credit Loans. The Agent shall promptly notify each Bank of any such notice of reduction received from the Borrower.

          (b) EFFECT. Borrower may specify which Revolving Credit Commitments are to be reduced; absent such specification, any reduction in the aggre-gate amount of the Revolving Credit Commitments shall reduce each Bank's

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     Revolving Credit Commitment Amount by its Pro Rata Share of the aggregate amount of such reduction. Revolving Credit Commitments that have been terminated or reduced may not be reinstated without the mutual prior written consent of the Borrower and all Banks.

     3.7 THE REVOLVING CREDIT NOTES. Revolving Credit Loans made by each Bank shall be evidenced by Borrower's promissory note in the form of Exhibit A attached hereto (each a "Revolving Credit Note") which shall be dated the date hereof and shall be made payable to the order of such Bank in an amount equal to such Bank's Revolving Credit Commitment Amount. The aggregate amount of the Advances made by a Bank under its Revolving Credit Note less all repayments of principal thereof shall be the principal amount owing and unpaid on such Revol-ving Credit Note and the respective Revolving Credit Loan. The principal amount of each Revolving Credit Loan made by a Bank and all principal payments and prepayments thereof may be noted by such Bank on a schedule attached to its Revolving Credit Note and shall be entered by such Bank on its ledgers and computer records; PROVIDED, that the failure of any Bank to make such notations or entries shall not affect the principal amount owing and unpaid on its Revolving Credit Note. The entries made by a Bank on its ledgers and computer records and any notations made by such Bank on any such schedule annexed to its Revolving Credit Note shall be presumed to be accurate until the contrary is established. Borrower shall confirm in writing to the Agent each Advance and the Agent shall promptly deliver a copy of each such confirmation to each Bank. Each Bank shall notify the Agent (who shall promptly notify the Borrower) of any discrepancy between the Borrower's written confirmation and such Bank's ledgers and records.

     3.8 PRINCIPAL PAYMENT AND PREPAYMENT ON THE REVOLVING CREDIT LOANS. Borrower shall pay the principal of the Revolving Credit Notes as follows:

          (a) MANDATORY PAYMENTS. The entire principal amount of each Bid Rate Borrowing shall be due and payable on the last Business Day of the Interest Period applicable thereto. The entire unpaid principal balance of each Bank's Revolving Credit Loan, together with accrued but unpaid interest thereon, shall be due and payable on the Termination Date.

          (b) OPTIONAL PREPAYMENTS. Borrower shall have the right to prepay the outstanding principal balances of the Revolving Credit Loans in whole or in part at any time and from time to time, each such principal prepay-ment to be paid to the Agent and distributed to the Banks pursuant to subsection 11.10 herein; PROVIDED, HOWEVER, that, unless permitted under subsection 5.5(b), Borrower may not prepay any principal portion of any Borrowing that bears interest at the LIBO Rate or the Bid Rate on a day other than the last day of the Interest Period applicable thereto unless Borrower shall have given Agent thirty (30) days prior, written notice of Borrower's intent to do so.

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     3.9  PAYMENT OF INTEREST UNDER THE REVOLVING CREDIT LOANS.

     The principal amount of each Borrowing outstanding under the Revolving Credit Loans shall bear interest at the respective Applicable Interest Rate in effect from day to day until paid in full. If the Applicable Interest Rate is the LIBO Rate or the Bid Rate, all accrued interest shall be due and payable on the last day of the corresponding Interest Period unless the Interest Period is longer than ninety (90) days with respect to the Bid Rate of three (3) months with respect to the LIBO Rate, in which event interest accrued through the end of each calendar quarter shall be payable on the first Business Day of the next calendar quarter and all interest accrued after such calendar quarter shall be due and payable on the last day of such Interest Period. If the Applicable Interest Rate is the Prime Rate, accrued interest through the end of each calendar month shall be payable on the first Business Day of the next calendar month. All past due principal of, and interest on, each Revolving Credit Loan (or any portion thereof) shall bear interest until paid at the Default Rate. All payments of interest on the Revolving Credit Loan shall be made to the Agent as provided in subsection 5.1 and distributed to the Banks pursuant to subsection
11.10 herein.

SECTION 4.  THE TERM LOANS.

     4.1 THE TERM LOAN COMMITMENTS. Upon the terms and subject to the condi-tions of this Loan Agreement, each Bank agrees to loan to or for the benefit of Borrower, and Borrower agrees to draw upon and borrow in a single advance, in the manner and upon the terms, provisions and conditions contained in this Loan Agreement, an amount (each constituting that Bank's "Term Loan") equal to that Bank's Pro Rata Share of the total amount requested by Borrower, up to a maximum aggregate for all Banks of Eight Million Five Hundred Thousand and No/100 Dollars ($8,500,000.00) and further limited, as to the obligation of each Bank to lend, to such Bank's Term Loan Commitment Amount as set forth opposite its name on Schedule 4.1 hereto.

     4.2 USE OF TERM LOANS/TERM NOTES. The Term Loans shall be evidenced by Borrower's promissory notes, each in the form of Exhibit B attached hereto (each a "Term Note" and collectively, the "Term Notes"), which notes each shall be dated as of the Closing Date and made payable to the order of each Bank in the amount of proceeds advanced by that Bank pursuant to subsection 4.3 below.

     4.3 NOTICE AND FUNDING. Subject to the terms and conditions set forth in this Agreement, each Bank shall advance the proceeds of its Term Loan to or for the benefit of Borrower in a single advance on the Closing Date, provided that the Banks shall have no obligation to make any advance of funds of the Term Loans unless and until all conditions and requirements of this Loan Agreement are fully satisfied.

     Borrower shall give Agent not less than one (1) Business Day prior notice of the date upon which Borrower requests funding of the Term Loans and the aggregate amount thereof, and shall provide Agent with a Notice of interest Rate Designation for each Borrowing initially to be outstanding under each Term Loan, as more fully specified in Sections 4.4 and 4.5, below. After receiving such notice, the Agent shall promptly notify each Bank by telephone (confirmed promptly in writing), telefacsimile or cable of the terms of such notice and such Bank's Pro Rata Share of the requested amount.

     Borrower shall indemnify each Bank against any cost, loss or expense incurred by any Bank as a result of Borrower's failure to fulfill, on or before the date so specified for the advance of the Term Loans, all conditions prece-dent set forth herein to the advance thereof, including any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Bank to fund the amount so requested when, as a result of such failure, the amount is not advanced. A Bank requesting payment under this subsection 4.3 shall provide Borrower with a written calculation itemizing in reasonable detail the components of such payment.

     Each Bank shall, before 1:00 p.m. (Phoenix, Arizona time) on the date of the requested funding of the Term Loans, deposit with the Agent in immediately available funds such Bank's Pro Rata Share of the total amount requested. Upon the fulfillment of all applicable conditions set forth herein and after receipt by the Agent of such funds, the Agent shall pay or deliver all funds so received to the order of Borrower at the principal office of the Agent. The failure of any Bank to advance its Term Loan amount shall not relieve any other Bank of its obligation to advance its Term Loan Amount. If any Bank fails to provide its Pro Rata Share of the aggregate amount requested, and if all conditions to the advance of the Term Loans have apparently been satisfied, the Agent will make available to Borrower the funds received by it from the other Banks. Neither the Agent nor any Bank shall be responsible for the performance by any other Bank of its obligations hereunder.

     4.4 APPORTIONMENT OF THE TERM LOANS. The outstanding principal amount of each Term Loan shall consist of, as Borrower shall from time to time elect (subject to the terms and conditions of this Loan Agreement), one or more Borrowings with respect to which interest shall accrue under interest rate options determined pursuant to subsection 4.5 below, subject to the Minimum Amount Limitation.

     4.5  SELECTION OF THE APPLICABLE INTEREST RATE.   Subject to the terms and
conditions set forth herein, Borrower may elect among the LIBO Rates for the available Interest Periods (one, two, three or six months) to determine the Applicable Interest Rate for each Borrowing under the Term Loans during the Interest Period so selected. For each such Interest Rate Designation, an Authorized Person shall give Agent a Notice of Interest Rate Designation (a) specifying the Designation Date, and (b) specifying the applicable Interest Period. Each such Notice of Interest Rate Designation shall be irrevocable and effective upon receipt thereof by Agent. If Borrower shall fail to duly select an Interest Period for any such Borrowing, Borrower shall be deemed to have selected an Interest Period of one (1) month. Notwithstanding the foregoing, while any Default shall be continuing the Applicable Interest Rate for all Borrowings under the Term Loan shall be the Prime Rate, commencing with respect to each such Borrowing on the first day after the end of the respective Interest Period in effect as of the date of such Default. Further, Borrower shall designate Borrowings and Interest Periods under the Term Loans such that the principal repayments provided in subsection 4.7 herein may be made without prepaying any Borrowing prior to the end of its Interest Period.

     4.6 PAYMENT OF INTEREST UNDER THE TERM LOANS. The principal amount of each Borrowing outstanding under the Term Loans shall bear interest at the respective Applicable Interest Rate in effect from day to day until paid in full. For each Borrowing, all accrued and unpaid interest shall be due and payable on the last day of each corresponding Interest Period and, if the Interest Period exceeds three (3) months, interest accrued to the end of each calendar quarter shall be due and payable on the first Business Day of the next calendar quarter; PROVIDED, HOWEVER, that notwithstanding the foregoing: (i) while any Default shall be continuing, all accrued and unpaid interest shall be due and payable with respect to each Borrowing at the end of it respective Interest Period and also on the first Business Day of each calendar quarter, and
(ii) all accrued and unpaid interest shall be due and payable in full on the last Business Day in June 1996 (the "Term Loan Maturity Date"). All past due principal of, and interest on, the Term Loans shall bear interest until paid at the Default Rate. All payments of interest on the Term Loans shall be made to the Agent as provided in subsection 5.1 and distributed to the Banks pursuant to subsection 11.10 herein.

     4.7 PRINCIPAL REPAYMENT. In addition to the interest payments provided in subsection 4.4 above, the principal of the Term Loans shall be repaid in eight
(8) quarterly installments, one due and payable on the last Business Day of each of the first eight (8) calendar quarters that begin after the Closing Date. The first four (4) such installments shall be in the amount of $812,500.00 each and the last four shall be in the amount of $1,312,500.00 each. However, notwith-standing any other provision of this Agreement, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts (if any) payable in connection with the Term Loan, if not earlier due and payable, shall be due and payable in full on that last Business Day in June of 1996.

     4.8 PREPAYMENT. Borrower may prepay the Term Loans in full or in part at any time without penalty; PROVIDED, HOWEVER, that Borrower may not prepay any principal portion of the Term Loans on a day other than the last day of an Interest Period unless Borrower shall have given Agent thirty (30) days prior, written notice of Borrower's intent to do so, and PROVIDED FURTHER that Borrower shall contemporaneously pay all interest accrued with respect to the principal amount prepaid. All prepayments received by Banks for application to the Term Loans shall be applied first to the payment of accrued and unpaid interest with respect to the principal amount to be prepaid and then to the prepayment of installments of principal in the inverse order of maturity.

SECTION 5.  GENERAL PAYMENT TERMS

     5.1  PAYMENTS.

          (a) All payments and prepayments by the Borrower of principal of and interest on the Revolving Credit Notes and all fees, expenses and other Obligations payable to the Agent or the Banks in connection with the Revolving Credit Loans shall be made in Dollars or immediately available funds to the Agent not later than 2:00 p.m. (Phoenix, Arizona time) on the dates called for under this Agreement, at the main office of the Agent in Phoenix. Funds received after such hour shall be deemed to have been received by the Agent on the next Business Day.

          (b) All payments and prepayments by the Borrower of principal of and interest on the Term Notes and all fees, expenses and other Obligations payable to Banks in connection with the Term Loans shall be made in Dollars or immediately available funds to Agent not later than 2:00 p.m. (Phoenix, Arizona time) on the dates called for under this Agreement, at the main office of Agent in Phoenix. Funds received after such hour shall be deemed to have been received by Agent on the next Business Day.

          (c) Any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, and interest shall accrue at the Applicable Interest Rate during such extension.

     5.2 COMPUTATIONS. Commitment fees, facility fees and interest on each Note shall be computed on the basis of actual days elapsed and a year of 360 days.

     5.3 SETOFF. Whenever an Event of Default shall have occurred and be continuing, the Borrower hereby irrevocably authorizes each Bank to set off the Obligations owed to such Bank against all deposits and credits of Borrower with, and any and all claims of Borrower against, such Bank, excluding deposits of Borrower with such Bank which Borrower holds in escrow or in trust for the benefit of third parties, whether or not the Obligations owed to such Bank, or any part thereof, shall be then due.

     5.4 INCREASED CAPITAL REQUIREMENTS. In the event that, as a result of any Regulatory Change, compliance by any Bank with any applicable law or govern-mental rule, requirement, regulation, guideline or order (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital of the Bank or any institution controlling the Bank as a conse-quence of or with reference to the Bank's Revolving Credit Commitment or amounts outstanding under the Notes payable to the order of such Bank to a level below that which the Bank or such other corporation could have achieved but for such change or compliance (taking into consideration the policies of the Bank or such other corporation with respect to capital), then from time to time Borrower shall pay to such Bank such additional amount or amounts as will compensate the Bank for such reduction. Such Bank shall deliver to Borrower a written certifi-cate which states the additional amount(s) due and payable, showing in reason-able detail the calculation of such amount and provide evidence to substantiate the Bank's claim for such amount(s).

     5.5  SPECIAL PROVISIONS FOR LIBO RATE ADVANCES.

          (a) INADEQUACY OF EURODOLLAR PRICING. If with respect to an Interest Period to which the LIBO Rate is to apply, any Bank determines that, by reason of circumstances affecting the eurodollar market generally, adequate and fair means do not exist for ascertaining an Interbank Offered Rate, the Bank shall forthwith give notice thereof to Borrower, whereupon until such Bank notifies Borrower that the circumstances giving rise to such suspen-sion no longer exist, (i) with respect to the Revolving Credit Loans, the obligation of such Bank to make an Advance for which the Applicable Interest Rate is the LIBO Rate shall be suspended and (ii) with respect to the Term Loans, interest shall accrue on the principal balance outstanding under the Term Notes at the Prime Rate.

          (b) ILLEGALITY. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable authority charges with the interpre-tation or administration thereof, or compliance by the Banks with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable authority, shall make it unlawful or impossible for a Bank to make, maintain or fund Eurocurrency Liabilities (as defined in Regulation D, or under any similar or successor regulation), the Bank shall forthwith give notice thereof to Borrower. With respect to the Revolving Credit Loans, upon receipt of such notice, Borrower shall either (i) repay in full and without penalty the then outstanding principal amount of all Advances as to which the Applicable Interest Rate is the LIBO Rate, together with accrued interest thereon, or (ii) elect that the Appli-cable Interest Rate with respect to such Advances shall be the Prime Rate either (a) from and after the last day of the then current Interest Period if the Banks may lawfully continue to maintain and fund such Advances at the LIBO Rate to such day or (b) immediately if the Bank may not lawfully continue to fund and maintain such Advances at the LIBO Rate to such day.

     With respect to the Term Loans, from and after receipt of such notice, interest shall accrue on the principal balance outstanding under the Term Notes at the Prime Rate.

          (c) INCREASED COSTS FOR LIBO RATE ADVANCES. Upon notice from the Agent, the Borrower shall promptly reimburse each Bank for any increase in such Bank's costs, which costs shall include but not be limited to taxes (other than taxes imposed on the overall net income of the Bank), fees, charges, and/or reserve requirements due to:

               (i) any law, regulation or the interpretation thereof by any governmental or other authority (whether or not having the force of law);

               (ii) the application of any existing law, regulation or the interpretation thereof by any governmental or other authority (whether or not having the force of law);

               (iii) compliance by the Bank with any request or directive (whether or not having the force of law) of any monetary or fiscal agency or authority;

               (iv) violations by the Borrower of the terms of this Loan Agreement; or

               (v) any other circumstances relating to the interbank euro-dollar market.

The amount of such costs shall be determined solely by the Bank based upon the assumption that the Bank funded one hundred percent (100%) of each LIBO Rate Advance in the London interbank eurodollar market for that LIBO Rate Advance. In attributing the Bank's general costs relating to its eurocurrency operations to any transaction under this Loan Agreement, or averaging any costs over a period of time, the Bank may use any reasonable attribution and/or averaging methods which it deems appropriate and practical.

     5.6 INDEMNITY FOR CONSEQUENTIAL LOSS. The Borrower shall indemnify each Bank, upon demand, against any Consequential Loss (defined below) which such Bank shall sustain or incur with respect to payment of all or any portion of a LIBO Rate Advance on any day prior to the last day of its respective Interest Period. "Consequential Loss" shall mean an amount computed as follows:

          (a) If the principal amount so repaid is less than $50,000, the Consequential Loss shall be conclusively presumed to be one percent (1%) of the principal amount repaid.

          (b) If the principal amount so repaid is $50,000 or more, then Conse-quential Loss shall be the difference (if a positive amount) between (i) the interest that but for the repayment would have accrued on the repaid amount from (but excluding) the date of repayment to (and including) the last day of the respective Interest Period and (ii) interest on the same amount for the same period at a rate of interest per annum equal to the LIBO Rate determined on the Business Day prior to the date of repayment for an Interest Period equal in length to the Interest Period of the Borrowing being repaid (whether repaid in whole or in part).

SECTION 6.  CONDITIONS PRECEDENT.

     6.1 CONDITIONS. The several obligations of the Banks to make the initial Advances under the Revolving Credit Loans and the obligation of the Banks to fund the Term Loans are subject to the prior satisfaction of each and all of the following conditions:

          (a) The following documents, certificates and opinions, each in form and substance satisfactory to the Banks and their counsel, shall have been delivered to the Agent:

               (i) REVOLVING CREDIT NOTES. The duly completed and executed Revolving Credit Notes;

               (ii)   TERM NOTES.  The duly completed and executed Term Notes.

               (iii) SECURITY DOCUMENTS. Each of the Security Documents, duly executed by the parties thereto, together with such financing statements or other instruments as may be required by the Security Documents or under law or requested by the Agent to create and perfect the security interests granted under the Security Documents;

               (iv) FINANCING STATEMENTS. Completed responses to requests for information or other evidence satisfactory to the Banks that the financing statements and other instruments delivered to the Agent pur-suant to Section 6.1(a)(iv) have been filed in all appropriate filing offices and that such filed financing statements perfect a first priority security in favor of the Agent in the property described therein;

               (v) OFFICERS' CERTIFICATE. A certificate dated as of the Closing Date and signed by a duly authorized officer of Borrower, stating that (to the best knowledge and belief of such officer, after reasonable and due investigation and review of matters pertinent to the subject matter of such certificate): (i) all of the representa-tions and warranties contained in Section 7 hereof and int he other Loan Documents are true and correct as of the date of the certificate; and (ii) no event or condition has occurred and is continuing which constitutes a Default or an Event of Default;

               (vi) RESOLUTIONS OF BORROWER. Resolutions of Borrower approv-ing the execution, delivery and performance of this Loan Agreement, the Revolving Credit Notes, the Term Notes, the other Loan Documents and the transactions contemplated herein and therein, duly adopted by Borrower's Board of Directors and accompanied by a certificate of the Secretary of Borrower dated the date of this Loan Agreement and stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect;

               (vii) INCUMBENCY CERTIFICATE. (A) A signed certificate of the Secretary of Borrower dated the date of this Loan Agreement and certifying the name(s) of the officer(s) of Borrower duly authorized to sign each of the Loan Documents and the other documents and (B) a certificate or letter executed by the President and Chief Executive Officer and dated the date of this Loan Agreement, certifying the names of the officers or other employees of Borrower duly authorized to sign notices or certificates to be delivered pursuant to the Loan Documents by Borrower, and which shall designate the "Authorized Persons," together with the true signatures of each such Authorized Person. Unless otherwise stated thereon, each individual named on such certificate shall be an "Authorized Person," and the Bank may conclusively rely on such certificates until the Bank shall receive a further certificate of the respective Secretary or other writing satisfactory to the Agent canceling or amending the prior certificate and submitting the signatures of the individuals named in such further certificate;

               (viii) CERTIFICATES. A recently dated certificate of existence and good standing (or other similar instruments) for Borrower issued by the Secretary of State of the state of incorporation and of the State of Arizona;

               (ix) CHARTER AND BYLAWS. A copy of the certificate of incor-poration of Borrower, and all amendments thereto, and a copy of the bylaws of Borrower, and all amendments thereto, all certified by the Secretary of Borrower as being true, correct and complete as of the date of this Loan Agreement;

               (x) LEGAL OPINION OF BORROWER'S COUNSEL. A favorable legal opinion of counsel to Borrower addressed to the Banks, as to the matters set forth on Exhibit C hereto;

               (xi)   RESOLUTIONS AND CERTIFICATES OF CERTAIN SUBSIDIARIES.
          With respect to each Subsidiary that is a party to any of the Security
          Documents: (A) resolutions of such Subsidiary approving the execution, performance and delivery of the Security Documents executed by such Person and the transactions contemplated therein, duly adopted by the Board of Directors of such Subsidiary and accompanied by a certificate of the Secretary of such Subsidiary stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect; and (B) a signed certificate of the Secretary of such Subsidiary certifying the name(s) of the officer(s) of such Person authorized to sign each of the Security Documents to be delivered by such person, together with the true signature of each such officer; and

               (xii) ADDITIONAL INFORMATION. Such other information and documents as may reasonably be required by the Agent or any Bank.

     6.2 ADVANCES OF THE LOANS. The obligations of the Banks to make each Advance under the Revolving Credit Loans (including the initial Advance) and the obligation of the Banks to fund the Term Loans are subject to each and all of the following additional conditions:

          (a) NO DEFAULTS. As of the date of the making of such Advance, no Default shall have occurred and be continuing or exist upon making of the requested Advance, unless the same shall have been waived in writing by all of the Banks.

          (b) COMPLIANCE WITH AGREEMENT. Borrower shall have performed and complied with all agreements and conditions contained herein which are required to be performed or complied with by Borrower before or on the date of the requested Advance.

          (c) NO MATERIAL ADVERSE CHANGE. No Material Adverse Event shall have occurred and no occurrence or event which is likely to have a material adverse effect on the rights and remedies of the Agent, for the benefit of the Banks, shall have occurred.

          (d) REPRESENTATIONS AND WARRANTIES. All the representations and warranties set forth in Section 7 hereof shall be true and correct in all respects on the date of this Agreement or the date of the Advance, as appropriate, as though made on and as of that date.

          (e) BANKRUPTCY PROCEEDINGS. No proceeding or case under the United States Bankruptcy Code shall have been commenced by or against Borrower or any Significant Subsidiary.

     6.3 SPECIAL CONDITION FOR FUNDING THE TERM LOANS. The obligation of the Banks to fund the Term Loans shall be subject to the further condition that the Banks shall have received from Prudential and from the custodian of any appli-cable official records such evidences and agreements relating to the payment in full and satisfaction of the Senior Prudential Notes and the release and termin-ation of all liens and security interests granted in connection therewith as the Banks shall reasonably require.

SECTION 7.  REPRESENTATIONS AND WARRANTIES.

     To induce the Banks to enter into this Loan Agreement and to make the Revolving Credit Loans and to fund the Term Loans hereunder, Borrower represents and warrants to the Banks that:

     7.1 CORPORATE EXISTENCE AND POWER. Borrower and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to carry out the transactions contemplated hereby and thereby.

     7.2 CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execu-tion, delivery and performance by Borrower of the Loan Document to which it is a party (including the issuance, delivery and payment of the Notes) and the execution, delivery and performance of each Loan Document to which any Subsi-diary is a party, are within the corporate power of each such party, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority and neither the execu-tion and delivery thereof nor the consummation of the transactions contemplated thereby nor compliance by Borrower or any Subsidiary with any, nor Borrower's or any Subsidiary's performance of all, of the terms and provisions of the Loan

Documents will contravene any Law applicable to Borrower or conflict with, result in any breach of, or constitute any default under, the respective cor-porate charter or bylaws (both as amended to date) or conflict with, result in any breach of, or constitute default under, or result in the creation of a Lien under, or require one consent of any trustee or creditor pursuant to, any material indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement to which Borrower or any Signifi-cant Subsidiary is a party or by which it or its assets are bound.

     7.3 ENFORCEABILITY. This Loan Agreement has been duly executed and delivered by Borrower, and this Loan Agreement and each other Loan Document to which Borrower or any Subsidiary is or will be a party, upon execution and delivery thereby, will constitute the legal, valid and binding obligations thereof, enforceable in accordance with the respective terms of such Loan Docu-ments, except as limited by bankruptcy, insolvency or other laws or equitable principles of general application relating to the enforcement of creditors' rights.

     7.4 LITIGATION. There is no action, suit, proceeding or arbitration pending, or to the knowledge of Borrower threatened, against or affecting Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official, except as disclosed by Borrower on Schedule 7.4 hereto, and none of the matters listed on such schedule would, if adversely determined, have a material and adverse effect on the Borrower's ability to perform its obligations under the Loan Documents.

     7.5 COMPLIANCE WITH ERISA. Borrower and each member of the Controlled Group have fulfilled their known obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

     7.6 TAXES. As of the date of this Loan Agreement, United States Federal income tax returns of Borrower and the Subsidiaries with respect to which such income tax returns are required to be filed have been filed through the fiscal year ended December 31, 1992 and audited through the fiscal year ended December 31, 1992. Borrower and the Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes and assessments payable by it which have become due, other than those not yet delinquent. No material tax Liens have been filed and, to Borrower's knowledge, no material claims or assessments are being asserted or will be asserted with respect to any such taxes or other charges.

     7.7 SUBSIDIARIES. Borrower's Subsidiaries, including its Significant Subsidiaries, are correctly identified on Schedule 7.7 hereto. The consolidated financial statements of Borrower do not reflect the properties or operations of any business association other than Borrower and the Subsidiaries.

     7.8 NO DEFAULT. No event or condition has occurred and is continuing that constitutes a Default, except such as has been waived in writing by all of the Banks.

     7.9 USE OF PROCEEDS; MARGIN STOCK. The proceeds of the Revolving Credit Loans and the Term Loans will be used by Borrower solely for the purposes specified in the recitals of this Loan Agreement. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X or Regulation G, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U, X or G. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action which might cause this Loan Agreement or the Notes to violate Regulations U, X or G or any other regulations of the Board of Governors of the federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. Borrower and the Subsidiaries own no "margin stock."

     7.10 NO FINANCING OF CERTAIN CORPORATE TAKEOVERS. No proceeds of the Loans will be used to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, including particularly (but without limitation) Sections 13(d) and 14(d) thereof.

     7.11 COMPLIANCE WITH LAW. Borrower and the Subsidiaries are in substantial compliance with all material domestic Laws that are applicable to Borrower or any Subsidiary, or its or their Properties. Borrower does not know, or have reason to know, that Borrower or any Subsidiary is not in substantial compliance with all material foreign Laws that are applicable to Borrower or any Subsidi-ary, or its or their Properties.

     7.12 FINANCIAL CONDITION. Borrower has delivered to the Banks copies of the consolidated balance sheet of Borrower and the Subsidiaries as of December 31 each of 1993, 1992 and 1991, and has delivered to the Bank the related consolidated statements of operations and cash flows for the fiscal year ended on each such date, certified by Borrower's independent certified public accountants, and the interim consolidated balance sheet of Borrower and the Subsidiaries as at March 31, 1994, and the related consolidated statement of operations and cash flows for the three-month period then ended; all such financial statements are complete and correct and fairly present the financial condition of Borrower and its consolidated Subsidiaries as of the respective dates and have been prepared in accordance with GAAP applied on a basis consistent with that of prior periods; and since the date of the consolidated financial statements of Borrower most recently delivered to the Banks hereunder, there has been no material adverse change in the condition (financial or other-wise), business or operations of the Borrower or any Subsidiary which, in accordance with GAAP, would be required to be reflected in the consolidated financial statements of Borrower next scheduled to be prepared. There are no liabilities of Borrower or any Subsidiary, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course since the date of such financial statements.

     7.13 NO LIENS. Except for the Permitted Liens, all of the Property of Borrower and the Subsidiaries is free and clear of all Liens and other adverse claims of any nature, and such Persons have good and marketable title to their respective Property.

     7.14 MATERIAL AGREEMENTS. Except as set forth on Schedule 7.14, neither Borrower nor, to the best of Borrower's knowledge, any Subsidiary is in default in any material respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its Properties is bound, and no condition exists which, with the giving of notice or the lapse of time or both, would institute such a default.

     7.15 PRINCIPAL OFFICE. The principal office, chief executive office and principal place of business of Borrower is at 6730 South Tucson Boulevard, Tucson, Arizona. Borrower maintains its principal records and books at such address.

     7.16 FULL DISCLOSURE. There is no material fact that Borrower has not disclosed to the Banks that could have a material and adverse effect on the properties, business, prospects or condition (financial or otherwise) of Borrower and the Subsidiaries, taken as whole. Neither the financial statements referenced in subsection 7.12 hereof, nor any certificate or statement delivered herewith or heretofore by Borrower to Agent or any Bank in connection with negotiations of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

     7.17 REPRESENTATIONS AND WARRANTIES. Each Request for Advance shall constitute, without the necessity of containing a specific written statement, a representation and warranty by Borrower that no Default exists and that all representations and warranties contained in this Section 7 are true and correct on and as of the date the requested Advance is to be made, except such as has been waived in writing by all of the Banks.

     7.18 SURVIVAL OF REPRESENTATIONS, ETC. Except as otherwise provided herein, all agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans and the execution and delivery of the Notes, PROVIDED, HOWEVER, that upon payment in full of all of Borrower's obligations hereunder (including, without limitation, all principal, interest and any other costs and fees payable hereunder), or upon expiration by its terms, this Agreement and all agreements, representations and warranties made herein shall terminate. Any investigation at any time made by or on behalf of the Agent or any Bank shall not diminish the Agent's or such Bank's right to rely on the representations and warranties by Borrower herein.

SECTION 8.AFFIRMATIVE COVENANTS.

     So long as any Revolving Credit Commitment is in effect and thereafter so long as any Obligation shall remain unpaid, the Borrower covenants that, unless the Required Banks shall otherwise consent in writing, it will perform all the covenants set forth in this Section 8:

     8.1 FINANCIAL STATEMENTS, REPORTS AND DOCUMENTS. The Borrower shall deliver to each Bank each of the following:

          (a) QUARTERLY STATEMENTS. As soon as available, and in any event within forty-five (45) days after the end of each quarterly fiscal period (except the last) of each fiscal year of Borrower, copies of the consoli-dated balance sheet of Borrower as of the end of such fiscal period, and consolidated statements of income and cash flows of Borrower for that quarterly fiscal period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and fairly stated, subject to year-end audit and adjustments;

          (b) ANNUAL STATEMENTS. As soon as available and in any event within ninety (90) days after the close of each fiscal year of Borrower, copies of the consolidated balance sheet of Borrower as of the close of such fiscal year and consolidated statements of income, retained earnings and cash flows of Borrower for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified by reason of any limitation imposed by Borrower) of an independent public accountant of recognized national standing selected by Borrower to the effect that such financial statements have been prepared in accordance with GAAP consistently maintained and applied (except for changes in which such accountants concur) and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

          (c) FINANCIAL PROJECTIONS. Within forty-five (45) days after each request by Agent (which requests, absent the continuance of a Default shall not be made more frequently than once in each period of ninety consecutive days), and in any event within ninety (90) days after the close of each fiscal year of Borrower, copies of all plans, budgets, reports, memoranda and other documents (collectively, the "Financial Projections") that accurately and completely reflect, in reasonable detail, Borrower's anticipated income, cash flow, expenditures, retained income and financial position (i) for next succeeding fiscal quarter if a single quarterly Financial Projection has been requested by Agent, or for the next succeeding four fiscal quarters.

          (d) SEC AND OTHER REPORTS. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by Borrower to stockholders generally, any order issued by any Govern-mental Authority in any proceeding to which Borrower is a party that are likely to have a material and adverse effect on the financial condition, operations or prospects of Borrower and the Subsidiaries taken as a whole and, if any of the following filings are made, each regular or periodic report, registration statement or prospectus filed by Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency;

          (e) COMPLIANCE CERTIFICATE. Simultaneously with the financial statements referred to in subsections 8.1(a) and 8.1(b) hereof, a certifi-cate executed by the treasurer, chief financial officer, chief executive officer or chief operating officer of Borrower, stating that a review of the activities of the Borrower during such fiscal quarter or year has been made under his supervision, that the Borrower, to the best of his knowledge after due diligence, has observed, performed and fulfilled its obligations and covenants contained herein and that no Default or Event of Default has occurred or, if any Default or Event of Default shall have occurred, specifying the nature and status thereof, and stating that all financial statements of the Borrower delivered to the Bank during the respective period pursuant to subsection 8.1(a) and (b) hereof are fairly stated and have been prepared in accordance with GAAP, subject only to normal year end audit adjustments, and setting forth a computation in reasonable detail as of the end of the period covered by such statements, of compliance with Sections 9.3, 9.4, 9.5, 9.7 and 9.8 hereof;

          (f) NOTICE OF OTHER EVENTS. Within five Business Days after their occurrence, notice of each of the following events:

               (i) the commencement of any action, suit, proceeding or arbitration against the Borrower or any of its Significant Subsidiaries, or any material development in any action, suit, proceeding or arbItration pending against the Borrower or any of its Significant Subsidiaries, (A) in which the aggregate uninsured amount claimed is more than $250,000, (B) which would, if decided in a manner adverse to the Borrower or any of its Significant Subsidiaries, constitute a Material Adverse Event or (C) which relates to this Loan Agreement or any other Loan Document;

               (ii)  any Default or Event of Default; and

               (iii) notice of any other Material Adverse Event; and

          (g) OTHER INFORMATION. Such other information concerning the business, Properties and financial condition of the Borrower as any Bank shall, reasonably request.

     8.2 PAYMENT OF TAXES AND OTHER INDEBTEDNESS. Borrower shall, and shall cause each Subsidiary to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all Taxes levied or imposed upon it or upon its income, profits or properties and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its Property; provided that neither Borrower nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such Tax whose amount, applicability or validity is being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained (to the extent such reserves are required by GAAP).

     8.3 INSURANCE AND MAINTENANCE OF PROPERTIES. Borrower shall, and shall cause each Subsidiary to, maintain workmen's compensation insurance, liability insurance and insurance on its and its Subsidiaries' Property and business, whether now owned or hereafter acquired, in such manner and to such extent as is customary in business enterprises in the same or similar businesses, and will cause all Property used or useful in the conduct of such businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals and replacements thereof, all as in the judgment of the respective corporate officials duly charged with oversight of such matters may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided that nothing herein shall prevent Borrower or any Subsidiary from discontinuing the operation and maintenance of any of its Property if such discontinuance is, in the judgment of the board of directors of such corporation, desirable in the conduct of its business and is not disadvantageous in any material respect to any Bank.

     8.4 CORPORATE EXISTENCE. Subject to subsections 9.1 and 9.2, Borrower shall, and shall cause each Subsidiary to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises; provided that Borrower shall not be required to preserve the corporate existence of any of the Subsidiaries or any right or franchise if the board of directors of Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of Borrower or such Subsidiary unless the loss thereof is disadvantageous in any material respect to any Bank. Borrower shall timely notify the Bank of all additions to and changes in corporate identity of the Subsidiaries from that identified on
Schedule 7.7 hereto.

     8.5 USE OF PROCEEDS. The proceeds of the Revolving Credit Loans shall be used for general corporate purposes, including working capital for Borrower and the Subsidiaries. The proceeds of the Term Loans shall be used to refinance, in whole or in part, amounts heretofore advanced by Borrower to fully pay and satisfy its indebtedness to Prudential under the Prudential Note Agreement and the Senior Prudential Notes. None of such proceeds shall be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock," within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. Borrower shall not engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such margin stock within the meaning of such Regulation U.

     8.6 BOOKS AND RECORDS; ACCESS. Borrower will, and will cause each of its Subsidiaries to, permit any Person designated by any Bank in writing, at such Bank's expense, to visit and inspect any of the properties, corporate books and financial records of the Borrower and discuss its affairs and finances with the principal officers of the Borrower and its independent public accountants, all at such times as any Bank may reasonably request. Borrower shall, and shall cause each of the Subsidiaries to, maintain complete and accurate books and records of its transactions in accordance with good accounting and business practices so as to permit the preparation of financial reports in accordance with GAAP.

     8.7 COMPLIANCE WITH LAWS. Borrower shall comply with all applicable Laws and all final, nonappealable orders of any Governmental Authority applicable to it or any of its Property, business operations or transactions, a breach of which could have a material and adverse effect on the financial condition, operations or prospects of Borrower and the Subsidiaries taken as a whole.

     8.8 AUTHORIZATIONS AND APPROVALS. Borrower shall, and shall cause each Subsidiary to, promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents and to operate its businesses as presently or hereafter duly conducted.

     8.9 FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, take all such further actions and execute all such further documents and instruments as the Agent may at any time reasonably determine in its sole discretion to be necessary or advisable to further carry out and consummate the transactions contemplated by the Loan Documents and to perfect or protect the Liens of the Agent granted under any Loan Document.

SECTION 9.NEGATIVE COVENANTS.

     So long as any Revolving Credit Commitment is in effect and thereafter so long as any Obligation remains unpaid, the Borrower covenants that, unless the Required Banks shall otherwise consent in writing:

     9.1 SALES OF STOCK AND INDEBTEDNESS OF SUBSIDIARIES. Except as provided in subsection 9.2, Borrower shall not, and shall not permit any Subsidiary to, sell or otherwise dispose of, or part with control of, any shares of stock (except directors' qualifying shares) or Indebtedness of any Subsidiary, except to Borrower or another Subsidiary, and except that all shares of stock and Indebtedness of any Subsidiary at the time owned by or owed to Borrower and any Subsidiary may be sold as an entirety to any Person for a consideration which represents fair value (as determined in good faith by the Board of Directors of Borrower) at the time of such sale, subject to the 5% aggregate limitation and other provisions of subsection 9.2, and provided that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Indebtedness of any other Subsidiary or of Borrower (unless all of the shares of stock and Indebtedness of such other Subsidiary owned, directly or indirectly, by Borrower and all Subsidiaries are simultaneously being sold as permitted by this subsection 9.1).

     9.2 MERGER AND SALE OF ASSETS. Without the prior, written consent of Required Banks, Borrower shall not, and shall not permit any Subsidiary, to merge with or into or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of Property that, in accumulation with Property transferred as described in subsection 9.10 hereof (but without duplication), constitutes more than 7% of the Consolidated Total Assets of Borrower and the Subsidiaries, on a cumulative basis during the period from July 1, 1994 through the Termination Date, and thereafter until all Obligations are paid in full, to any Person, except that, subject to the provisions of the Security Documents:

          (a) any Subsidiary may merge with Borrower (provided that Borrower shall be the continuing or surviving corporation) or with any one or more other Subsidiaries,

          (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to Borrower or another Subsidiary,

          (c) any Subsidiary may be sold or all or substantially all of its assets may otherwise be disposed of, subject to the conditions specified in subsection 9.1, and

          (d)  Borrower may merge with any other corporation, provided that
     (i) Borrower shall be the continuing or surviving corporation, (ii) immediately after and giving effect to such merger, no Default or Event of Default shall exist and Borrower shall be in full compliance with each covenant herein contained and (iii) on the effective date of such merger Borrower shall deliver to the Bank an officer's certificate and, if reasonably requested by the Bank, an opinion of counsel acceptable to the Bank, each to the foregoing effect.

     9.3 LIMITATION ON NET WORTH. Borrower will not permit its Consolidated Tangible Net Worth to be less than $77,500,00.00 plus fifty percent (50%) of positive Consolidated Net Income for each fiscal quarter commencing with the quarter ended June 30, 1994.

     9.4 QUICK RATIO. Borrower will not permit the ratio of Borrower's Consolidated Cash and Consolidated Accounts Receivable to Consolidated Current Liabilities, as of the last day of any fiscal quarter, to be less than 0.8 to 1.

     9.5 TOTAL DEBT LIMITATION. Borrower shall not permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth, as of the last day of any fiscal quarter, to exceed 0.90 to 1.0.

     9.6 RESTRICTION ON LIENS. Borrower shall not, and shall not permit any Subsidiary to offer a pledge of any of its assets to third parties nor create, assume or suffer to exist any Lien of any kind on or with respect to any of its property or assets, whether now owned or hereafter acquired, except for Permitted Liens.

     9.7 DEBT SERVICE RATIO. The Borrower shall not permit the Debt Service Ratio to be less than 1.75 to 1 as of the last day of any fiscal quarter of Borrower.

     9.8 CAPITAL EXPENDITURES. The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures at any time during any fiscal year unless, after giving effect to such Capital Expenditure, the aggregate amount of all Capital Expenditures does not exceed eleven percent (11%) of Borrower's gross revenue from sales (net of returns and adjustments) for the preceding fiscal year as reflected on the annual statements delivered to Banks pursuant to subsection 8.1(b) of this Agreement (on the Borrower's balance sheet for the annual year ending December 31, 1993, such gross revenue is reflected on the line labelled "Net Sales").

     9.9 LINES OF BUSINESS. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, engage in any business other than those generally similar to those in which it and its Subsidiaries are engaged on the date hereof.

     9.10 CERTAIN TRANSFERS OF PROPERTY. Without the prior, written consent of Required Banks, Borrower shall not transfer, directly or indirectly, any of its Property to any Subsidiary other than in exchange for the contemporaneous receipt of the fair market value thereof in money or readily marketable Property (excluding equity securities and debt instruments) and except for Property that, in accumulation with Property of Borrower and the Subsidiaries sold, leased, transferred or otherwise disposed of to any Person (but without duplication), does not exceed 7% of the Consolidated Total Assets of Borrower and the Subsidiaries, on a cumulative basis during the period from July 1, 1994 through the Termination Date, and thereafter until all Obligations are paid in full. With respect to such transfers of Property of Borrower of book value in excess of $500,000.00, the determination of the contemporaneous receipt by Borrower of fair market value for purposes of the exception stated in the preceding sentence shall be made in good faith by Borrower's board of directors and a written copy of such determination, certified as true, complete and current by the Secretary of Borrower, shall be delivered to Agent prior to the effective date of such transfer.

SECTION 10. DEFAULTS.

     10.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events or conditions shall constitute an "Event of Default" under this Loan
Agreement:

          (a) Borrower shall fail to pay (i) any principal or interest under any Note, or any fees or other payment required pursuant to subsection 3.5, within three (3) Business Days after the date on which such payment is due, or (ii) any other payment required hereunder or under any other Loan Docu-ment when due and such failure to pay such other payment shall continue for more than ten (10) Business Days after receipt of notice of such failure;

          (b) Borrower or any Subsidiary shall fail to comply with any agree-ment, covenant, condition, provision or term contained in subsections 8.4,
     8.9 or Section 9 hereof;

          (c) Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Loan Agreement (other than those set forth in subsection 10.1(b) hereinabove) or contained in any Security Document and such failure is not remedied within 30 days after the Agent has given Borrower notice of the occurrence thereof;

          (d) Any representation, warranty, certification or statement made by Borrower in this Loan Agreement or in any certificate, financial state-ment or other document delivered pursuant to or in connection with any Loan Document shall be incorrect in any material respect when made;

          (e) Borrower or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or premium or interest on any Indebtedness other than the Notes beyond any period of grace provided with respect thereto, or Borrower or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or any other event thereunder or under any such agreement occurs and is continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation to become due (or to be repurchased by the Borrower or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all Indebtedness or other obligations as to which such a payment default shall occur and be continuing or such a fail-ure or other event causing or permitting acceleration (or resale to Borrower or any Subsidiary) shall occur and be continuing exceeds $1,000,000.00); or

          (f) (i) The security interest granted to the Agent under any of the Security Documents ceases to be a valid and perfected first priority security interest on any basis other than those expressly provided in the Security Documents for delay of attachment and release of attachment, (ii) or Borrower challenges the validity or enforceability of any of the Security Documents, or (iii) or any of the Security Documents ceases to be a legally binding and enforceable agreement or the benefits thereof cease in any material respect to be available to the Agent or to the Banks.

          (g) Borrower, any Significant Subsidiary or any other Subsidiary that is a party to any Security Document shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) An involuntary case or other proceeding shall be commenced against Borrower, any Significant Subsidiary or any other Subsidiary that is a party to any Security Document seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involun-tary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Borrower, any Significant Subsidiary or any other Subsidiary that is a party to any Security Document under the federal bankruptcy laws as now or hereafter in effect;

          (i) Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $250,000.00 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate unfunded vested liabilities in excess of $250,000.00 shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against Borrower or any member of the Controlled Group to enforce Section 515 of ERISA and such proceeding shall remain undismissed and unstayed for a period of 60 days; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated;

          (j) Any final judgment(s) (excluding those the enforcement of which is suspended pending appeal) for the payment of money in excess of the sum of $1,000,000.00 in the aggregate (other than any judgment covered by insurance where coverage has been acknowledged by the insurer) shall be rendered against Borrower or any Subsidiary and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment;

          (k) Any levy or execution upon, or judicial seizure of, any Property of Borrower or any Subsidiary that has a fair market value in excess of $1,000,000.00 that is not bonded or released within thirty (30) days;

          (l) Any one or more of the Loan Documents shall, except solely by any action or inaction of the Agent or any Bank, cease to be legal, valid, binding agreements enforceable against Borrower or against any Subsidiary that is a party to any Security Document in accordance with the respective terms thereof, or shall in any way be terminated or become or be declared ineffective or inoperative, so as to deny the Banks the substantial benefits contemplated by such Loan Document or Loan Documents;

          (m) The insolvency of Borrower; or the execution by Borrower of any assignment for the benefit of creditors; or the failure of Borrower to pay its debts as they mature; or if Borrower is generally not paying its debts as they mature;

          (n) The liquidation, termination or dissolution of Borrower or any Subsidiary that is a party to any Security Document; or

          (o) Borrower incurs a net loss in its business operations in any two consecutive fiscal quarters as reflected in the financial statements delivered to Banks pursuant to Subsections 9.1(a) or 9.1(b) of this Agreement.

          (p) The occurrence of any event of default under any document or instrument given by Borrower in connection with any other Indebtedness of Borrower to any Bank.

     10.2 REMEDIES UPON EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing, then the Required Banks, at their sole option, may do any one or more of the following, all of which shall be deemed cumulative, and not alternative remedies: (i) declare the Revolving Credit Commitments terminated, whereupon the Revolving Credit Commitments shall be terminated, (ii) declare the Obligations to be forthwith due and payable, whereupon the Obliga-tions shall immediately become due and payable, in each case without present-ment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding, (iii) declare that interest shall accrue on the principal amount of the Obligations at the Default Rate, whereupon interest shall so accrue notwithstanding any contrary provision of this Agreement, and all accrued and unpaid interest shall be compounded with principal monthly, as of the end of each month, and (iv) direct the Agent to attempt to enforce the Agent's rights for the benefit of Banks under any one or more of the Loan Docu-ments; provided, however, that if any Event of Default specified in subsections 10.1(f) or (g) shall occur, the Revolving Credit Commitments shall automatically terminate, the Obligations shall automatically become due and payable, and interest thereafter shall automatically accrue on the principal amount of the Obligation at the Default Rate, compounded monthly as aforesaid.

SECTION 11. THE AGENT.

     11.1 APPOINTMENT AND AUTHORIZATION. Each Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct; provided, however, that the Agent shall be protected in acting or refraining from acting upon the instruc-tion of the Required Banks; and provided, further, that the Agent shall not be required to take any action that exposes it to personal liability or is contrary to any Loan Document, other agreement or applicable law. The Agent shall act as an independent contractor in performing its obligations as Agent hereunder and under the other Loan Documents and nothing herein contained shall be deemed to create a fiduciary relationship among or between the Agent, the Borrower or the Banks.

     11.2 NOTE HOLDERS. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee and in form satisfactory to the Agent.

     11.3 CONSULTATION WITH COUNSEL. The Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     11.4 DOCUMENTS. The Agent shall not be under a duty to examine into or pass upon the validity, effectiveness, genuineness or value of the Notes, the other Loan Documents or any other instrument or document furnished pursuant thereto or thereunder, makes no representation or warranty to any Bank and shall not be responsible for any representations, warranties or statements made in connection with this Agreement or any other Loan Document, and shall be entitled to assume that this Agreement and the other Loan Documents are valid, effective and genuine and what they purport to be.

     11.5 AGENT AND AFFILIATES. With respect to its Revolving Credit Commitment and the Loans made by it in its capacity as a Bank, First Interstate shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise the same as though it were not the Agent, and First Interstate and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary of Borrower as if it were not the Agent.

     11.6 ACTION BY AGENT. The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the Loan Documents. The Agent shall incur no liability under or in respect of this Agreement or any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

     11.7 CREDIT ANALYSIS. Each Bank has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Borrower, in connection with the making of its respective Revolving Credit Commitment and Term Commitment, and each has made its own appraisal of the creditworthiness of the Borrower. Except as explicitly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter.

     11.8 NOTICES OF EVENT OF DEFAULT ETC. In the event that any Bank shall have acquired actual knowledge of any Default or Event of Default, such Bank shall promptly give notice thereof to the Agent. The Agent shall, promptly upon receipt of any such notice provide a copy thereof to the other Banks. Upon receipt from any Bank of a request that the Agent give notice to the Borrower of the occurrence of a Default or Event of Default under subsection 10.2, the Agent shall promptly forward such request to the other Banks and will take such action and assert such rights under this Agreement and the other Loan Documents as the Required Banks shall direct in writing.

     11.9 INDEMNIFICATION. Each Bank agrees to indemnity the Agent to the extent not reimbursed by the Borrower), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penal-ties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the Loan Documents or any action taken or omitted by the Agent under this Agreement or the Loan Documents; provided, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its Pro Rata Share (determined under clause (d) of the definition thereof) of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower; provided, that no Bank shall be liable for any portion of any such expenses resulting from the Agent's gross negligence or willful misconduct.

     11.10 PAYMENTS.

          (a) Except as provided in subsection (b) immediately below, all payments made by Borrower with respect to the Obligations shall be applied to the payment of fees and interest due and payable on the Loans, and shall be applied to the payment or prepayment of principal outstanding on the Loans, in each case as Borrower shall direct in accordance with the provisions of this Agreement, provided that all payments of principal or interest made with respect to the Revolving Credit Loans or the Term Loans shall be applied to the payment of interest and principal outstanding under such Loans in accordance with each Bank's respective Pro Rata Share of either the Revolving Credit Loans or the Term Loans, as applicable. Agent shall forthwith distribute to each Bank that Bank's Pro Rata Share of interest or principal paid by Borrower on or before the Termination Date with respect to the Loans.

          (b) After the Termination Date, if any unpaid balance of principal remains on the Revolving Credit Loans, the outstanding principal amount of each Bank's Term Loan shall be deemed to be consolidated with the outstand-ing principal balance of that Bank's Revolving Credit Loan for purposes of calculating each Bank's composite Pro Rata Share of the outstanding prin-cipal amounts of the Loans, and all payments received by Agent with respect to the Obligation shall be distributed forthwith by Agent in accordance with each Bank's Pro Rata Share of the aggregate outstanding principal amount of the Loans (except that payments under subsections 5.4 and 5.5 herein shall be distributed exclusively to the respective Bank).

          (c) All distributions made by Agent to any Bank shall be made in the currency and funds received by Agent and shall be made on the date actually received if received prior to 2:00 p.m., otherwise on the next Business Day.

     11.11 SHARING OF PAYMENTS. If any Bank shall receive and retain any pay-ment on or after the Termination Date, whether by setoff, application of deposit balance or security, or otherwise, in respect of the Obligations in excess of such Bank's Pro Rata Share of all payments of the Obligations occurring on or after the Termination Date, then such Bank shall purchase from the other Banks (for cash and at face value and without recourse) such participation in the Obligations held by them as shall be necessary to cause such excess payment to be shared ratably as aforesaid with each of them; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the pur-chase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank agrees to exercise any and all rights of setoff, counterclaim or bankers' lien first fully against the Obligations and partici-pations therein held by such Bank, and only then to any other indebtedness of the Borrower to such Bank. The treatment of payments under this subsection
11.11 shall not apply to any fees payable to the Agent under subsection 3.5(c).

     11.12 FORWARDING OF INFORMATION TO BANKS. The Agent shall forward to the Banks copies of all notices, financial reports and other communications received from the Borrower hereunder.

     11.13 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. The Required Banks may remove the Agent at any time with or without cause by notifying the Agent and the Borrower. In addition, Banks with an aggregate Pro Rata Share exceeding 50% may, following the occurrence and during the continuance of a Default, remove the Agent. Upon any such resignation or removal, the Required Banks or, in the case of a removal pursuant to the preceding sentence, the removing Banks shall have the right to appoint a successor Agent reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of its resignation or the removal of the Agent, then the retiring Agent may, on behalf of the Banks, appoint an Agent, which shall be a Bank or a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $100,000,000 and which shall be reasonably acceptable to the Borrower. Upon the acceptance of any appoint-ment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this subsection
11.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and any other Loan Document.

SECTION 12. MISCELLANEOUS.

     12.1 Entirety. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, including, with-out limitation, the Existing Facilities, relating to the subject matter hereof and thereof.

     12.2 NOTICES. Except as otherwise specifically provided for herein, all notices and other communications provided for herein shall be in writing (including telefacsimile communication) and, unless otherwise required herein or by law, shall be teletransmitted, mailed (certified or registered mail, return receipt requested) or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof, or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. All notices and other communications hereunder shall be effective when transmitted by telecopier, delivered or, in the case of a mailed notice or notice sent by overnight courier, upon receipt thereof as conclusively evidenced by the signed receipt therefor, in each case given or addressed as aforesaid except that notices to the Agent under the provisions of
Section 3 shall not be effective until received by the Agent.

     12.3 EXPENSES; INDEMNIFICATION. The Borrower agrees to pay on demand: (a) the reasonable fees and expenses of Streich Lang, P.A., special counsel to the Agent, in connection with the negotiation, preparation, approval, execution and delivery of the Loan Documents, (b) the reasonable fees and expenses of counsel for the Agent in connection with any amendment, modification or waiver of any of the terms of any Loan Document and (c) in any applicable case in which the Agent or a Bank or both is the prevailing party (and if the concept of prevail-ing party is not applicable, then in every case), all reasonable costs and expenses of the Agent and each Bank (including reasonable counsels' fees) in connection with the enforcement through legal proceedings of this Agreement, the Notes and the other Loan Documents.

     The Borrower hereby agrees to indemnify the Banks and their directors, officers, agents and employees from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation, litigation or other proceed-ings related to any use made or proposed to be made by the Borrower of the proceeds of the Revolving Credit Loans or the operations of the Borrower's business, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

     12.4 CONFIDENTIALITY. Any information which the Agent or any Bank receives from the Borrower shall not be disclosed to any Person other than the Agent and the Banks, if such information is not otherwise in the public domain, other than
(a) to its independent accountants, financial advisors or consultants and legal counsel, (b) pursuant to statutory or regulatory requirements, (c) pursuant to any mandatory court order or (d) to any participant in or assignee of, or pros-pective participant in or assignee of, this Agreement or any Note. With respect to those Persons set forth in (a) and (d) hereinabove, all such Persons shall agree to be bound by the terms of this subsection or be under a professional obligation to do so. The Agent agrees to give Borrower notice of any subpoena, court or governmental order or other legal process served upon the Agent and involving Borrower unless such notice is prohibited by the issuer of such process or by its terms. The provisions of this subsection shall survive the repayment of all Obligations hereunder and/or the termination of this Loan Agreement.

     12.5 AMENDMENTS, WAIVERS, ETC. Any provision of this Agreement or any other Loan Document may be amended or modified only by an instrument or instruments in writing signed by the Required Banks and the Borrower; PROVIDED, that no amendment, waiver or consent shall: (a) unless in writing and signed by all of the Banks holding Revolving Credit Notes; (i) reduce the amount of the principal of, or the amount of or rate of interest on, any Revolving Credit Note, (ii) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Loans or (iii) release or subordinate any of the "Collateral" (as defined in the Security Agreement) or amend any of the terms of the Security Agreement; and (b) unless in writing and signed by all of the Banks, (i) reduce the amount or postpone the date fixed for payment of any fees or other amounts payable hereunder, (ii) amend the definition of "Pro Rata Share" or "Required Banks", or (iii) amend this subsection 12.5; PROVIDED, FURTHER, that, in addition to the foregoing requirements, (A) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the requisite Banks indicated above to take such action, affect the rights or duties of the Agent under this Agreement, and (B) no amendment may increase any Bank's Revolving Credit Commitment Amount unless it is in writing and signed by such Bank. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the requi-site Banks indicated above and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     12.6 ASSIGNMENTS AND PARTICIPATIONS; TRANSFEREES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or obligations hereunder, under any Note or under any other Loan Document without the prior written consent of all of the Banks. Each Bank may at any time grant participations in any portion of its Notes and Revolving Credit Commitment, and each Bank may at any time sell, assign, transfer or otherwise dispose of any portion of its Revolving Credit Commitment (each such grant of a participation or interest so sold, assigned, transferred or disposed of being herein called a "Transferred Interest") to (a) banks chartered under the laws of the United States or any State thereof or (b) other lenders or mutual funds, in the case of either clause (a) or (b) reasonably acceptable to Borrower ("Transferees") PROVIDED THAT, with regard to any such sale, assignment, transfer or other disposition, the aggregate amount of the Revolving Credit Commitment being sold, assigned, transferred or disposed of shall in no event be less than $5,000,000, and PROVIDED THAT, following such sale, assignment, transfer or disposition, the transferring Bank shall continue to be obligated under its Revolving Credit Commitment in an aggregate amount of not less than $5,000,000. In addition, each Bank may pledge any portion of its Notes for security purposes to any Federal Reserve Bank. If any Bank makes any assignment to a Transferee, then upon notice to the Agent such Transferee, to the extent of such assignment (unless otherwise provided therein), shall become a "Bank" hereunder and shall have all the rights and obligations of such Bank hereunder, and the transferring Bank shall be released from its duties and obligations under this Agreement to the extent of such assignment. The Borrower agrees to issue new Notes to the transferring Bank and/or Transferee following any such transfer that has the effect of making the Transferee a "Bank" under this Agreement, to reflect the transfer of the Transferred Interest to the Transferee. Without in any way limiting the rights of Transferees hereunder, the Borrower agrees that each Transferee shall be entitled to the benefits of subsections 5.4 and 5.5 to the extent of its Transferred Interest as if it were the "Bank" holding Revolving Credit Loans in an aggregate amount equal to such Transferred Interest, and that each Transferee may exercise any and all rights of banker's lien, setoff and counterclaim available pursuant to law with respect to its Transferred Interest as fully as if such Transferee were a direct lender to the Borrower. Notwith-standing the sale by any Bank of any participation hereunder, (i) no participant shall be deemed to be or have the rights and obligations of a Bank hereunder except as provided in the preceding sentence and (ii) such Bank shall not in connection with selling any such participation condition such Bank's rights in connection with consenting to amendments or granting waivers concerning any matter under any Loan Document upon obtaining the consent of such participant other than on matters relating to (A) any reduction in the amount of any principal of, or the amount of or rate of interest on, any Note or Loan in which such participation is sold, (B) any postponement of the date fixed for any pay-ment or principal of or interest on any Note or Loan, or the termination of any Revolving Credit Commitment, in which such participation is sold, or (C) the release or subordination of any material portion of any collateral other than pursuant to the terms of any Loan Document. Each such participant shall enter into an agreement with the transferring Bank under which such Transferee agrees to benefit under the Security Agreement.

     12.7 INVALID PROVISIONS. If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Loan Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenfor-ceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added as part of such Loan Document a provision mutually agreeable to Borrower, the Agent and the Banks as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     12.8 HEADINGS. Section and subsection headings are for convenience of reference only and shall in no way affect the interpretation of this Loan Agreement.

     12.9 NO THIRD PARTY BENEFICIARY. The parties do not intend the benefits of this Loan Agreement to inure to any third party, nor shall this Loan Agreement be construed to make or render the Agent or any Bank liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Notes, or in any other Loan Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Loan Agreement or any of the other Loan Documents, neither this Agreement nor any other Loan Document shall be construed as creating any right, claim or cause of action against the Agent, any Bank, or any of their respective officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

     12.10 MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement.

     12.11 GOVERNING LAW. This Loan Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Arizona. The substantive laws of the State of Arizona and the applicable federal laws of the United States of America shall govern the validity, construction, enforce-ment and interpretation of this Loan Agreement and all of the other Loan Documents without regard to Arizona principles of conflict of laws.

     12.12  ARBITRATION.

          (a) BINDING ARBITRATION. Upon the demand of Borrower or Required Banks, whether made before the institution of any judicial proceeding or not more than 60 days after service of a complaint, third party complaint, cross-claim or counterclaim or any answer thereto or any amendment to any of the above, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this arbitration clause. A "Dispute" shall include any action, dispute, claim, or controversy of any kind, whether founded in contract, tort, statutory or common law, equity, or otherwise, now existing or hereafter occurring between the parties arising out of, pertaining to or in connection with this Agreement or any Loan Document. The parties understand that by this Agreement they have decided that the Disputes may be submitted to arbitration rather than being decided through litigation in court before a judge or jury and that once decided by an arbitrator the claims involved cannot be brought, filed or pursued in court.

          (b) GOVERNING RULES. Arbitrations conducted pursuant to this Agreement, including selection of arbitrators, shall be administered by the American Arbitration Association ("Administrator") pursuant to the Commer-cial Arbitration rules of the Administrator. Arbitrations conducted pursuant to the terms hereof shall be governed by the provisions of the Federal Arbitration Act (Title 9 of the United States Code), and to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Arizona. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a Bank of the protections afforded to it under 12 U.S.C. Section 91 or similar governing state law. Any party who fails to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses, including reasonable attorney's fees, incurred by the opposing party in compelling arbitration of any Dispute.

          (c) NO WAIVER, PRESERVATION OF REMEDIES, MULTIPLE PARTIES. No pro-vision of, nor the exercise of any rights under, this arbitration clause shall limit the right of any party to (1) foreclose against any real or personal property collateral or other security, (2) exercise self-help remedies (including repossession and setoff rights) or (3) obtain provi-sional or ancillary remedies such as injunctive relief, sequestration, attachment, replevin, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action as described above shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration, nor render inapplicable the compulsory arbitration provisions hereof. Any claim or Dispute related to exercise of any self-help, auxiliary or other exercise of rights under this section (c) shall be a Dispute hereunder.

          (d) ARBITRATOR POWERS AND QUALIFICATIONS; AWARDS. Arbitrator(s) shall resolve all Disputes in accordance with the applicable substantive law. Arbitrator(s) may make an award of attorneys' fees and expenses if permitted by law or the agreement of the parties. All statutes of limit-ation applicable to any Dispute shall apply to any proceeding in accordance with this arbitration clause. Any arbitrator selected to act as the only arbitrator in a Dispute shall be required to be a practicing attorney with not less than 10 years practice in commercial law in the State of Arizona. With respect to a Dispute in which the claims or amounts in controversy do not exceed five hundred thousand dollars ($500,000), a single arbitrator shall be chosen and shall resolve the Dispute. In such case the arbitrator shall have authority to render an award up to but not to exceed five hun-dred thousand dollars ($500,000) including all damages of any kind whatso-ever, costs, fees and expenses. Submission to a single arbitrator shall be a waiver of all parties' claims to recover more than five hundred thousand dollars ($500,000). A Dispute involving claims or amounts in controversy exceeding five hundred thousand dollars ($500,000) shall be decided by a majority vote of a panel of three arbitrators ("Arbitration Panel"). An Arbitration Panel shall be composed of one arbitrator who would be qualified to sit as a single arbitrator in a Dispute decided by one arbitrator, one who has at least ten years experience in commercial lending and one who has at least ten years experience in the semiconductor industry. Arbitrator(s) may, in the exercise of their discretion, at the written request of a party in any Dispute, (1) consolidate in a single proceeding any multiple party claims that are substantially identical and all claims arising out of a single loan or series of loans including claims by or against borrower(s) guarantors, sureties and or owners of collateral if different from the borrower, and (2) administer multiple arbitration claims as class actions in accordance with Rule 23 of the Federal Rules of Civil Procedure. The arbitrator(s) shall be empowered to resolve any dispute regarding the terms of this Agreement or the arbitra-bility of any Dispute or any claim that all or any part (including this provision) is void or voidable but shall have no power to change or alter the terms of this Agreement. The award of the arbitrator(s) shall be in writing and shall specify the factual and legal basis for the award.

          (e) MISCELLANEOUS. To the maximum extent practicable, the Adminis-trator, the Arbitrator(s) and the parties shall take any action necessary to require that an arbitration proceeding hereunder be concluded within 180 days of the filing of the Dispute with the Administrator. The Arbitrator(s) shall be empowered to impose sanctions for any party's failure to proceed within the times established herein. Arbitration proceedings hereunder shall be conducted in Arizona at a location determined by the Administra-tor. In any such proceeding a party shall state as a counterclaim any claim which arises out of the transaction or occurrence or is in any way related to the Documents which does not require the presence of a third party which could not be joined as a party in the proceeding. The provi-sions of this arbitration clause shall survive any termination, amendment, or expiration of the Loan Documents and repayment in full of sums owed to Banks by Borrower unless the parties otherwise expressly agree in writing. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordin-ary course of business of the parties or as required by applicable law or regulation.

     12.13 CHOICE OF FORUM; CONSENT TO SERVICE OF PROCESS; JURISDICTION; WAIVER OF JURY TRIAL. Any suit, action or proceeding against Borrower with respect to this Loan Agreement, the Revolving Credit Notes, the Term Notes or any judgment entered by any court in respect thereof, may be brought in any of the courts of the State of Arizona, County of Maricopa or Pima County, or in the United States courts located in the State of Arizona as the Agent in its sole discretion may elect, and Borrower hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Borrower hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Loan Agreement, the Notes or any other Loan Document brought in any of the courts located in the State of Arizona, County of Maricopa or Pima. BORROWER, AGENT AND BANKS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTER-CLAIM (WHETHER BASED UPON CONTRACT, TORT OR

OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCU-MENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

BURR-BROWN CORPORATION

By  JOHN L. CARTER
Its Executive VP and CFO

Addresses for Notices:

BURR-BROWN CORPORATION
6730 South Tucson Boulevard
Tucson, Arizona 85706
Telephone: (602) 746-1111
Telefacsimile: (602) 746-7752
Attention: Chief Financial Officer


FIRST INTERSTATE BANK OF ARIZONA, N.A.

By   Paul C. Hornung
Its  Vice President

Addresses for Notices:

FIRST INTERSTATE BANK OF ARIZONA,
N.A.
Corporate Banking Division #741
100 West Washington
Phoenix, Arizona 85003
Telephone: (602) 528-6634
Telefacsimile No: (602) 229-4409
Attention: Mr. Paul C. Hornung

BANK ONE, ARIZONA, NA

By   James A. Warner
Its  Vice President

Addresses for Notices:

BANK ONE, ARIZONA, NA
U.S. Corporate Banking Division, #A714
241 North Central
Phoenix, Arizona 85004
Telephone: (602) 221-2490
Telefacsimile No: (602) 221-2632
Attention: Mr. James A. Warner

                           SCHEDULE 3.1

                REVOLVING CREDIT COMMITMENT AMOUNTS

FIRST INTERSTATE BANK OF ARIZONA, N.A.                           $7,500,000.00

BANK ONE, ARIZONA, NA                                            $7,500,000.00

                           SCHEDULE 4.1

                   TERM LOAN COMMITMENT AMOUNTS

FIRST INTERSTATE BANK OF ARIZONA, N.A                            $5,100,000.00

BANK ONE, ARIZONA, NA                                            $3,400,000.00

                                 SCHEDULE 7.4
                        PENDING LITIGATION OF BORROWER

A. BAHRS ET.AL. VERSUS HUGHES AIRCRAFT COMPANY, BURR-BROWN COMPANY, ET.AL., Superior Court State of Arizona, Pima County. Filed on January 13, 1992. This case is a tort complaint charging that the Company released contami-nants including Trichloroethylene (TCE) which went into the ground waters. The plaintiffs are charging that they and their respective properties are damaged and they are asking for monetary damages. The Company spent the first year discussing a stipulated dismissal. The Company has now requested the Superior Court to begin consideration for dismissal. The Company's insurer, under a reservation of rights, has agreed to the payment of rea-sonable and necessary fees for the defense of this matter.

B. YSLAVA ET.AL. VERSUS HUGHES AIRCRAFT COMPANY, U.S. District Court, District of Arizona. Filed on September 20, 1991. This is a sister case where other plaintiffs allege that Hughes' discharge of toxic waste into the ground water that the plaintiffs drank has personally damaged them in an unspecified amount. On September 30, 1993, Burr-Brown and other companies were identified as third party co-defendants in a Motion to File a Third-Party Complaint. The Company's insurer, under a reservation of rights, has agreed to the payment of reasonable and necessary fees for the defense of this matter.

C. LANIER VERSUS HUGHES AIRCRAFT COMPANY. U.S. District Court, District of Arizona. Filed on August 7, 1992. This is a sister case to the YSLAVA case where other plaintiffs allege that Hughes' discharge of toxic waste into the ground water the plaintiffs drank has personally damaged them in an unspecified amount. On March 7, 1994, Burr-Brown and other companies were identified as third party co-defendants in a Motion to File a Third-Party Complaint.

D. MINT VS. BURR-BROWN. This State Superior Court case was filed by an affil-iated company of Burr-Brown. MiNT alleges that Burr-Brown did not purchase all of its requirement for Data Collection Communication Division products between October, 1988 through September, 1991. As a result, Burr-Brown is charged with breaching the Assembly Agreement. MiNT is asking for damages but has presently not stated an amount. Liability in this case is remote, however maximum exposure is estimated at $100,000.00. Trial has been set for August 25, 1994.

E. ALAN CRAWFORD ASSOCIATES VS. BURR-BROWN. This is an Ontario, Canada court case filed 13 January 1994 by an independent stocking representative of Burr-Brown. Alan Crawford Associates alleges that it was damaged in the amount of $500,000 for wrongful termination of the business relationship. Burr-Brown has notified its insurance carrier of the claim as a matter of form but no coverage is existing under any of the Company's policies. ACA and Burr-Brown have been discussing a possible settlement and therefore no discovery or hearings have been set.

F. UNITRODE VS. BURR-BROWN. Unitrode is a competitor of Burr-Brown in the single computer system integrator, SCSI, terminator chip market. On 11 July 1994 Unitrode filed a patent infringement claim in the Boston, Massa-chusetts U.S. District Court. They have asked for compensatory damages of an unspecified amount in accordance with 35 USCA Section 284. Burr-Brown is not able to make an assessment of possible liability because such matters are decided through a finding of the Court after hearing. The Company has informed its insurance carrier of the claim, but as of this time no statement of coverage has been issued.

                                 SCHEDULE 7.7

                            BORROWER'S SUBSIDIARIES
          (a)  Burr-Brown International Holding Corporation, Delaware
          (b)  Burr-Brown Limited, Scotland, United Kingdom
          (c)  Burr-Brown International Limited, United Kingdom
          (d)  Burr-Brown Japan Limited, Japan
          (e)  Burr-Brown International S.A., France
          (f)  Burr-Brown International S.R.L., Italy
          (g)  Burr-Brown International B.V., the Netherlands
          (h)  Burr-Brown International, GmbH, Germany
          (i)  Burr-Brown Research, GesmbH, Austria
          (j)  Burr-Brown, A.G., Switzerland
          (k)  Burr-Brown Foreign Sales Corporation, Barbados
          (l)  Power Convertibles Corporation, Arizona
          (m)  Intelligent Instrumentation, Inc., Arizona

                                 SCHEDULE 7.14

                      CONTRACTS OF BORROWER/SUBSIDIARIES
                             WHICH ARE IN DEFAULT

                                     None.

                                    ANNEX I
                                      TO
                                LOAN AGREEMENT
                       ("LOAN AGREEMENT" or "AGREEMENT")

                                     among

                     BURR-BROWN CORPORATION ("BORROWER"),

                                      and

                  FIRST INTERSTATE BANK OF ARIZONA, N.A. and
                             BANK ONE, ARIZONA, NA
             (collectively the "Banks" and individually a "Bank"),
                  and FIRST INTERSTATE BANK OF ARIZONA, N.A.,
            as agent for the Banks (in such capacity, the "Agent")

     The following terms, as used in the Loan Agreement, have the meanings assigned to them in this Annex I (which is incorporated into and constitutes a part of the Loan Agreement for all purposes thereof):

     "ADVANCE" means a disbursement of proceeds of the Revolving Credit Loans by the a Bank to the Borrower.

     "APPLICABLE INTEREST RATE" means, with respect to any Borrowing, the Prime Rate, the LIBO Rate or the Bid Rate, as from time to time selected by Borrower as applicable to such Borrowing pursuant to subsections 3.2, 3.3, 3.4, 4.4 and
4.5 of the Loan Agreement.

     "AUTHORIZED PERSON" means the officers or other employees of Borrower from time to time duly certified to the Banks by appropriate corporate action as authorized to request Advances, apportion Borrowings and make designations of the Applicable Interest Rates.

     "BID RATE": See subsection 3.4.

     "BID RATE ACCEPTANCE TIME": See subsection 3.4.

     "BID RATE BORROWING" means any Borrowing which accrues interest at the Bid Rate.

     "BID RATE NOTICE": See subsection 3.4.

     "BORROWING" means a portion of the proceeds of any one of the Loans designated by Borrower pursuant to Section 3.3 or Section 4.4 of the Loan

Agreement.  In addition, until or unless reapportioned by Borrower pursuant to
Section 3.3, each Advance shall constitute a separate Borrowing.

     "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day on which commercial banking institutions are authorized or obligated to be closed in Phoenix, Arizona, and, with respect to Advances on which the LIBO Rate is the Applicable Interest Rate, a day on which deposit transactions in dollars are carried on in the London interbank eurodollar market.

     "CAPITAL EXPENDITURES" means, for any specified period, the aggregate for all gross expenditures during such period for any assets, or for improvements, replacements, substitutions or additions therefor or thereto, which are capi-talized on the consolidated balance sheet of the Borrower, including the balance sheet amount of any Capital Leases incurred during such period.

     "CAPITAL LEASE" means any obligation to pay rent and other amounts under a lease of (or other agreement conveying the right to use) Property which obligation is required to be classified and accounted for as a capital lease on a balance sheet of the lessee in accordance with GAAP, and for the purposes hereof the amount of each obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

     "CLOSING DATE" means the date upon which all of the conditions precedent set forth in Section 6 of the Loan Agreement have been fully satisfied and fully-executed copies of the Loan Documents have been delivered to and accepted by Agent.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONSEQUENTIAL LOSS":  See subsection 5.6.

     "CONSOLIDATED ACCOUNTS RECEIVABLE" means all receivables that, in accordance with GAAP, are classified as receivables on a consolidated balance sheet of Borrower and the Subsidiaries.

     "CONSOLIDATED CASH" means the sum of (a) cash on hand or on deposit in banks, (b) readily marketable securities issued by the United States, (c) readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or similar rating by any other agency that rates commercial paper), and (d) certificates of deposit or banker's acceptances issued by commercial banks or recognized standing operating in the United States.

     "CONSOLIDATED CURRENT ASSETS" and "CONSOLIDATED CURRENT LIABILITIES" means, at any time, all assets and liabilities, respectively, that should in accordance with GAAP be classified as current assets and current liabilities, respectively, on a consolidated balance sheet of Borrower and the Subsidiaries.

     "CONSOLIDATED NET INCOME" means, with respect to any period, consolidated net earnings (after income taxes) of Borrower and the Subsidiaries for such period, determined in accordance with GAAP, but excluding (i) any gain or loss arising from the sale of capital assets, (ii) any gain arising from any write-up of assets (other than the write-up of current assets as a result of realignment of currencies), (iii) earnings of any other Person, substantially all of the assets of which have been acquired by Borrower or a Subsidiary in any manner, to the extent that such earnings were realized by such other Person prior to the date of such acquisition, (iv) net earnings of any Person (other than a Subsid-iary) in which Borrower or a Subsidiary has an ownership interest, unless such earnings have been actually received by Borrower or such Subsidiary in the form of cash distributions, (v) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary, and (vi) any gain arising from the acquisition of any securi-ties of Borrower or a Subsidiary.

     "CONSOLIDATED TANGIBLE NET WORTH" means, at any date, the total stock-holder's equity (including capital stock, additional paid in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of Borrower and the Subsidiaries prepared as of such date in accordance with GAAP, less the aggregate book value of Intangible Assets shown on such balance sheet.

     "CONSOLIDATED TOTAL ASSETS" means, at any date, all assets of Borrower and its Subsidiaries that would appear as such on a consolidated balance sheet of Borrower and its Subsidiaries prepared as of that date in accordance with GAAP.

     "CONSOLIDATED TOTAL LIABILITIES" means, at any date, all liabilities of Borrower and the Subsidiaries that would appear as such on a consolidated balance sheet of Borrower and the Subsidiaries prepared as of that date in accordance with GAAP.


     "CONTROLLED GROUP" means, severally and collectively, the members of the group controlling, controlled by and/or in common control of Borrower, within the meaning of Section 4001(b) of ERISA.

     "DEBT SERVICE RATIO" means the result of the following calculation, expressed as a percentage, as at the end of any fiscal quarter of Borrower:

          (a) the sum of Borrower's Consolidated Net Income, depreciation expense, amortization of intangibles expense, and measured over the preceding four fiscal quarters of Borrower; divided by

          (b) the sum of interest expense, as measured over the preceding four fiscal quarters of Borrower plus the current maturities of long-term indebtedness as of the end of the given fiscal quarter.

All calculations and amounts shall be determined in accordance with GAAP. "Interest expense," as used hereinabove, shall include all gross interest expense amounts incurred by Borrower and the Subsidiaries.

     "DEFAULT" means an Event of Default or an event which, upon the giving of notice or the lapse of time or both, would constitute an Event of Default.

     "DEFAULT RATE" shall mean the rate per annum equal to the Prime Rate plus three percent (3%) per annum, changing in conformity with each change in the Prime Rate.

     "DESIGNATION DATE":  See subsection 3.4.

     "DOLLARS" and the sign "$" each means lawful money of the United States of America.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all rules and regulations issued pursuant thereto.

     "EURODOLLAR BUSINESS DAY" means a Business Day on which dealings in Dollars are carried out in the London interbank market.

     "EVENT OF DEFAULT" has the meaning specified in Section 10 of the Loan Agreement.

     "EXISTING LOAN FACILITY":  See subsection 1.1.

     "GAAP" means generally accepted accounting principles and practices consistently applied as in effect within the United States from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board, or any successor board or organization. All accounting terms not otherwise defined in the Loan Agreement shall have the meaning assigned to such terms in accordance with GAAP.

     "GOVERNMENTAL AUTHORITY" means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or a Subsidiary or any of its or their business, operations or Properties.

     "INDEBTEDNESS" means, with respect to any Person at any time, without duplication, all indebtedness, obligations and liabilities of such Person which, in accordance with GAAP, consistently applied, should be classified as liabil-ities on an unconsolidated balance sheet of such Person, but in any event shall include: (a) all obligations for borrowed money, including interest or fees of any nature related to the borrowing of money accrued but unpaid, (b) all obliga-tions under letters of credit, bills of exchange or bankers acceptances, (c) all obligations representing the deferred purchase price of Property or services,
(d) all obligations, whether or not assumed by or with recourse to such Person, secured by Liens upon, or payable out of the proceeds of or production from, asset owned by such Person, (e) all rental obligations under Capital Leases, and
(f) any contract, agreement or understanding pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of another Person, whether directly or indirectly.

     "INTANGIBLE ASSETS" of any Person shall mean those assets of such Person that are (i) deferred assets, other than prepaid insurance and prepaid taxes;
(ii) patents, copyrights, trademarks, tradenames, franchises, goodwill, experi-mental expenses and other similar assets which would be classified as intangible assets on a balance sheet of such Person, prepared in accordance with GAAP; and
(iii) unamortized debt discount and expense.

     "INTERBANK OFFERED RATE" means, with respect to an Interest Period, the prevailing rate of interest per annum at which deposits in immediately available funds in Dollars are offered at approximately 11:00 a.m., London time, two (2) Eurodollar Business Days prior to the first day of such Interest Period by major financial institutions active in the London interbank eurodollar market to first class banks in the London interbank eurodollar market for delivery on the first day of such Interest Period, such deposits being for a period of time equal or comparable to such Interest Period and in an amount comparable to the principal amount of the applicable Advance, as such prevailing rate of interest is deter-mined by the Agent at such time from reasonably available sources. The Agent shall attempt to notify Borrower of its determination of the Interbank Offered Rate as soon as practicable following such determination. Each determination of the Interbank Offered Rate by the Agent, in the absence of manifest error, shall be conclusive and binding.

     "INTEREST PERIOD" means, with respect to the LIBO Rate, a period commencing on a Designation Date and ending, with respect to the LIBO Rate, one, two, three or six months thereafter and, with respect to the Bid Rate, some number of days thereafter not to exceed thirty (30), in each case as Borrower shall specify in the applicable Notice of Interest Rate Designation; provided, however, that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, and no Interest Period shall extend beyond, with respect to the Revolving Credit Loans, the Termination Date, or with respect to the Term Loan, the Term Loan Maturity Date.

     "INTEREST RATE DESIGNATION": See subsection 3.4.

     "LAWS" means all ordinances, statutes, rules, regulations, orders, injunc-tions, writs, or decrees or any Governmental Authority.

     "LIBO RATE," with respect to any Interest Period, means the sum of (a) the Interbank Offered Rate for that Interest Period plus (b) 2.0%.

     "LIEN" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale, title retention arrangement, claim, charge, or any other interest in property designed to secure or procure payment of any obligation or liability, whether arising by agreement or under any statute or law or otherwise, and whether voluntarily or involuntarily created.

     "LOAN DOCUMENTS" means the Loan Agreement, the Revolving Credit Notes (including any renewals, extensions and refundings thereof), the Term Notes (including any renewals and extensions thereof), the Security Documents and all other agreements, instruments, certificates or other documents executed and delivered pursuant to or in connection therewith, as the same may be supple-mented, amended or otherwise amended from time to time.

     "LOAN" and "LOANS" mean, severally and collectively, the Term Loans and the Revolving Credit Loans.

     "MATERIAL ADVERSE EVENT" means any occurrence of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which materially adversely affects the present or reasonably foreseeable prospective financial condition or operations of the Borrower or any Significant Subsidiary or materially impairs the ability of the Borrower to perform its obligations under the Loan Documents.

     "MINIMUM AMOUNT LIMITATION": See subsection 3.3.

     "NOTE" and "NOTES" mean the Revolving Credit Notes and the Term Notes, severally and collectively.

     "NOTICE OF INTEREST RATE DESIGNATION": See subsection 3.4.

     "OBLIGATIONS" means all obligations of the Borrower to the Agent or any of the Banks now existing or hereafter existing under any Loan Document, whether for principal, interest, fees, expenses, indemnification or otherwise.

     "PBGC" means the Pension Benefit Guaranty Corporation created by Section 4002(a) of ERISA, or any Governmental Authority succeeding to the functions thereof.

     "PERMITTED LIENS" means (a) Liens granted to the Agent to secure Borrower's obligations under the Loan Agreement or under any other Loan Document, (b) Liens described on Exhibit D to the Loan Agreement, (c) Liens to secure Indebtedness of Borrower or any Subsidiary that are taken or retained by the seller of all of the Property subject to that Lien to secure all or part of the purchase price thereof, which Liens shall include, but not be limited to, interests of such seller pursuant to title retention agreements, conditional sale contracts or Capital Leases, (d) Liens in any Property existing (whether or not assumed) at the time, after the date of the Loan Agreement, that such Property was acquired by Borrower or any Subsidiary, (e) pledges or deposits made to secure payment of Workers' Compensation, unemployment insurance, pensions or social security programs, (f) construction Liens on new or existing facilities of Borrower for which material or labor bonds are in force or Liens imposed by mandatory provi-sions of Law such as for materialmen's, mechanics', warehousemen's and other similar Liens arising in the ordinary course of business securing indebtedness whose payment is not yet due, (g) Liens for Taxes imposed on a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which ade-quate reserves have been provided by such Person, (h) good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges or deposits or bonds to secure performance of governmental contracts, or (i) encumbrances consisting of zoning restrictions, easements, or other similar restrictions on the use of real property, provided that such do not impair the use or value of such property for the uses intended, and none of which is violated by existing or proposed structures or land use.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or govern-ment or any agency or political subdivision thereof.

     "PLAN" means (a) with respect to Borrower, any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, under which Borrower or any Subsidiary has contributed, and (b) with respect to any other Person, any employee benefit plan or other plan established or maintained by such Person for the benefit of such Person's employees and to which Title IV of ERISA applies.

     "PRIME RATE" means the rate of interest designated by First Interstate as its "prime rate" and publicly announced by First Interstate from time to time, which may be a rate at, above or below that at which First Interstate lends to other Persons. Each change in the Prime Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such public announcement of a change in the Prime Rate.

     "PRO RATA SHARE" means, with respect to each Bank, in each case expressed as a percentage:

     (a) as such term pertains to such Bank's obligation to make Revolving Credit Loans, the fraction which its Revolving Credit Commitment Amount is of the aggregate of all Revolving Credit Commitment Amounts,

     (b) as such term pertains to such Bank's obligation to make Term Loans, the fraction which its Term Loan Commitment Amount is of the aggregate of all Term Loan Commitment Amounts,

     (c) as such term pertains to such Bank's right to receive payment of principal of its outstanding Bid Rate Advances, the fraction which the amount of the aggregate unpaid principal balance of its Bid Rate Advances is to the aggregate unpaid principal balance of all Bid Rate Advances,

     (d) as such term pertains to such Bank's right to receive payment of interest on its outstanding Revolving Credit Loans, the fraction which the out-standing amount of interest owed on or with respect to the outstanding principal balance of such Bank's Revolving Credit Loan is of the aggregate outstanding amount of interest owed on or with respect to the aggregate unpaid principal balance of all Revolving Credit Loans,

     (e) as such term pertains to such Bank's right to receive payment of principal of its outstanding Revolving Credit Loan, the fraction which the amount of the unpaid principal balance of its Revolving Credit Loan is of the aggregate unpaid principal balance of all Revolving Credit Loans,

     (f) as such term pertains to such Bank's right to receive payment of interest on its outstanding Term Loan, the fraction which the outstanding amount of interest owed on or with respect to the outstanding principal balance of such Bank's Term Loan is of the aggregate outstanding amount of interest owed on or with respect to the aggregate unpaid principal balance of all Term Loans.

     (g) as such term pertains to such Bank's right to receive payment of principal of its outstanding Term Loan, the fraction which the amount of the unpaid principal balance of its Term Loan is of the aggregate unpaid principal balance of all Term Loans,

     (h) as such term pertains to such Bank's right to receive commitment fees under subsection 5.1(a) of the Loan Agreement, the fraction which such Bank's Revolving Credit Commitment Amount is of the sum of all Revolving Credit Commitment Amounts, and

     (i) as such term pertains to such Bank's obligations under subsection 11.9 of the Loan Agreement, and for all other purposes, the fraction which the sum of the unpaid principal balance of its outstanding Loans is to the sum of the aggregate unpaid principal of all outstanding Loans or, if no Loans are out-standing, the fraction which such Bank's Revolving Credit Commitment Amount is of the sum of all Revolving Credit Commitment Amounts.

     "PROPERTY" means all types of real, personal, tangible, intangible or mixed property.

     "PRUDENTIAL NOTE AGREEMENT" means the Amended and Restated Note Agreement, dated as of October 19, 1992, between Borrower and The Prudential Insurance Company of America, relating to the Borrower's issuance and sale of $20 million original principal amount of its 9.57% Senior Notes due April 15, 1996, and providing, inter alia, for the prepayment by Borrower in connection with the closing thereof, of $10 million principal amount of said Senior Notes and change in the interest rate to 11.57% of the Senior Notes remaining outstanding.

     "REGULATION G" means Regulation G of the Board of Governors of the Federal Reserve System 12 C.F.R. Part 207 or any other regulation hereafter promulgated by said Board to replace the prior Regulation G and having substantially the same function, and any regulations, interpretation or ruling thereunder.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promul-gated by said Board to replace the prior Regulation U and having substantially the same function, and any regulations, interpretations or rulings thereunder.

     "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any other regulation hereafter promul-gated by said Board to replace the prior Regulation X and having substantially the same function, and any regulations, interpretations or rulings thereunder.

     "REGULATORY CHANGE" means any change after the date of the Loan Agreement in United States federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests apply-ing to a class of banks including the Banks under any United States federal, state or foreign Laws (whether or not having the force of law) by any governmen-tal or monetary authority charged with interpretation or administration thereof.

     "REPORTABLE EVENT" means, any event set forth in Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA or a cessation of operations described in Section 4062(e) of ERISA.

     "REQUEST FOR ADVANCE":  See subsection 3.2.

     "REQUIRED BANKS" means all of the Banks.

     "REVOLVING CREDIT COMMITMENT" means, as to any Bank, the obligation of such Bank to make Revolving Credit Loans pursuant to subsection 3.1.

     "REVOLVING CREDIT COMMITMENT AMOUNT" means, as to any Bank, the amount set forth opposite such Bank's name as its "Revolving Credit Commitment" on Schedule
3.1 to the Loan Agreement.

     "REVOLVING CREDIT LOAN" means the outstanding balance of Advances made by a Bank to the Borrower pursuant to subsection 3.1, consisting of one or more Borrowings.

     "REVOLVING CREDIT NOTE(S)": See subsection 3.7.

     "REVOLVING PERIOD": See subsection 3.1.

     "SECURITY PERIOD" means the security agreement(s) in the form of Exhibit
E to the Loan Agreement, executed and unconditionally delivered by Borrower and each of its Significant Subsidiaries, as the same may be amended, supplemented or otherwise modified from time to time, and all other agreements, instruments, certificates or other documents (including, without limitation, financing state-ments), executed and delivered pursuant to or in connection therewith.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary whose tangible net worth (as calculated in accordance with GAAP) is equal to or greater than ten percent (10%) of Consolidated Tangible Net Worth at the time of any determination.

     "SUBSIDIARY" means any corporation of which the Borrower owns or controls, directly or indirectly, more than fifty percent (50%) of the outstanding stock having by its terms ordinary voting power to elect a majority of the Board of Directors of the corporation.

     "TAXES" means taxes, assessments, levies, imposts, deductions, charges or withholdings or whatsoever kind or nature, and all liabilities with respect thereto.

     "TERM LOAN" means the outstanding balance of the amount advanced by a Bank on the Closing Date to the Borrower pursuant to subsection 4.1, consisting of one or more Borrowings.

     "TERM LOAN COMMITMENT AMOUNT" means, as to any Bank, the obligation of such Bank to make its Term Loan pursuant to subsection 4.1.

     "TERM LOAN MATURITY DATE" means the last Business Day in June of 1996.

     "TERM NOTE(S)":  See subsection 4.2.

     "TERMINATION DATE" means the earlier of the following: (a) the Business Day immediately preceding the date that is 365 calendar days after the date of the

Loan Agreement; or (b) the date on which the Revolving Credit Commitment is terminated pursuant to subsection 10.2.

     "TRANSFEREES": See subsection 12.6.

     "TRANSFERRED INTEREST": See subsection 12.6.

     "OTHER DEFINITIONAL PROVISIONS". All terms defined in the Loan Agreement shall have the above-defined meanings when used in any other Loan Document. The words "hereof," "herein," "hereunder" and similar terms when used in the Loan Agreement shall refer to the Loan Agreement as a whole and not to any particular provision of the Loan Agreement. Defined terms used in the singular shall import the plural and vice versa. The word "including" shall not import any limitation of the preceding general description to or by the listed specific terms which follow. References to "Section," "section" and "subsection" are, unless the context otherwise requires or otherwise specified, to sections and subsections of the Loan Agreement.

                             EXHIBIT A
                                TO
                          LOAN AGREEMENT
                       REVOLVING CREDIT NOTE


$____________________                         __________________, 1994
                                              Phoenix, Arizona

     FOR VALUE RECEIVED, BURR-BROWN CORPORATION, a Delaware corporation (herein-after called "Maker"), hereby promises to pay to the order of _________________ (the "Bank") at the main office of First Interstate Bank of Arizona, N.A., at 100 West Washington, Phoenix, Arizona 85003 (Attention: Corporate Banking Division, #741), in Dollars in immediately available funds, the principal sum of _____________________________________ DOLLARS ($______________) or the
aggregate unpaid principal amount of all Advances (as such term and each other capitalized term used herein are defined in the Loan Agreement hereinafter referred to) made by the Bank pursuant to the Loan Agreement, whichever is less, and to pay interest in like funds from the date hereof on the unpaid balance thereof at the rates of interest per annum and at the times specified in the Loan Agreement.

     Principal hereof shall be payable in the amounts and at the times set forth in the Loan Agreement.

     This note is one of the Revolving Credit Notes referred to in that certain Loan Agreement dated of even date herewith among Maker, the banks party thereto (together with any Banks that subsequently become parties thereto, the "Banks") and First Interstate Bank of Arizona, N.A., as agent for the Banks (as the same may be amended, modified or restated from time to time, the "Loan Agreement"). All of the terms, conditions and covenants of the Loan Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Loan Agreement and any other agreements by and between Maker and Bank. Reference is made to the Loan Agree-ment for the maturity, payment, prepayment and acceleration of the indebtedness evidenced hereby.

     After maturity, including maturity upon acceleration, all unpaid amounts of this Note shall bear interest at that rate that is three percent (3%) above the Prime Rate. Maker agrees to pay all collection expenses, including reason-able attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note in which the holder hereof is the prevailing party. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by the holder hereof.

     Failure of the holder to exercise any option hereunder shall not constitute a waiver of the right to exercise same in the event of any subsequent default, or in the event of continuance of any existing default after demand for strict performance hereof.

     This Note is entitled to the benefit of the Security Agreement and the other Loan Documents.

     This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of the payee hereof, and any subsequent holders of this Note, and their successors and assigns.

     This Note shall be governed by and construed according to the laws of the State of Arizona.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed by its duly authorized corporate agent as of the day and year first above written.

                               BURR-BROWN CORPORATION,
                               a Delaware corporation


                               By
                               Its
                                         Maker's Tax Identification
                                         Number: 86-0445468

                             EXHIBIT B
                                TO
                          LOAN AGREEMENT

                             TERM NOTE


$______________                               __________________, 1994
                                              Phoenix, Arizona

     FOR VALUE RECEIVED, BURR-BROWN CORPORATION, a Delaware corporation (herein-after called "Maker"), hereby promises to pay to the order of __________________ (the "Bank"), at the main office of First Interstate Bank of Arizona, N.A., at 100 West Washington, Phoenix, Arizona 85003 (Attention: Corporate Banking Division, #741), in Dollars in immediately available funds, the principal sum of ___________________________ DOLLARS ($________________), and to pay interest in like funds from the date hereof on the unpaid balance thereof at the rates of interest per annum and at the times specified in the Loan Agreement.

     Principal hereof shall be payable and prepayable in the amounts and at the times set forth in the Loan Agreement.

     This note is one of the Term Note referred to in that certain Loan Agree-ment dated of even date herewith among Maker, the banks party thereto (together with any Lenders that subsequently become parties thereto, the "Banks") and First Interstate Bank of Arizona, N.A., as agent for the Banks (as the same may be amended, modified or restated from time to time, the "Loan Agreement"). All of the terms, conditions and covenants of the Loan Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Loan Agreement and any other agreements by and between Maker and Bank. Reference is made to the Loan Agreement for the maturity, payment, prepayment and acceleration of the indebtedness evidenced hereby.

     After maturity, including maturity upon acceleration, all unpaid amounts of this Note shall bear interest at that rate that is three percent (3%) above the Prime Rate. Maker agrees to pay all collection expenses, including reason-able attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note in which the holder hereof is the prevailing party. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by the holder hereof.

     Failure of the holder to exercise any option hereunder shall not constitute a waiver of the right to exercise same in the event of any subsequent default, or in the event of continuance of any existing default after demand for strict performance hereof.

     This Note is entitled to the benefit of the Security Agreement and the other Loan Documents.

     This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of the payee hereof, and any subsequent holders of this Note, and their successors and assigns.

     This Note shall be governed by and construed according to the laws of the State of Arizona.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed by its duly authorized corporate agent as of the day and year first above written.

                               BURR-BROWN CORPORATION,
                               a Delaware corporation

                               By
                               Its

                               Maker's Tax Identification Number: 86-0445468

                             EXHIBIT C
                                TO
                          LOAN AGREEMENT

           MATTERS TO BE COVERED BY THE LEGAL OPINION OF
                        BORROWER'S COUNSEL

     1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     2. Each Subsidiary identified in Schedule 7.7 of the Loan Agreement is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate power and all material governmental licenses, authorizations, consents and approvals to carry on its business as now conducted.

     3. The execution, delivery and performance by the Borrower of the Loan Documents are within Borrower's corporate power, have been duly authorized by all necessary corporate action, and require no action by or in respect of, or filing with, any Governmental Authority and neither the execution and delivery thereof nor the consummation of the transactions contemplated thereby nor com-pliance by the Borrower with any, nor the Borrower's performance of all, of the terms and provisions of the Loan Documents will contravene any Law applicable to it or conflict with, result in any breach of, or constitute any default under, its certificate of incorporation or by-laws (both as amended to date) or conflict with, result in any breach of, or constitute default under, or result in the creation of a Lien under, or require the consent of any trustee or creditor pursuant to, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement to which the Borrower is a party or by which it or its assets are bound, known to us.

     4. Each Loan Document has been duly authorized and delivered by the Borrower, and is the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency or other laws or equitable principles of general application relating to the enforcement of creditors' rights.

     5. To the best knowledge of such counsel after due inquiry, there are no actions, suits or proceedings pending or threatened in any court or before any regulatory commission, board or other administrative or other governmental entity against or affecting the Borrower which could reasonably be expected to have a material adverse effect on its ability to enter into or perform its obligations under any of the Loan Documents or on the condition (financial or otherwise), operations, business or prospects of the Borrower, except those described in the Borrower's report on Form 10-K for its most recently completed fiscal year ended December 31 delivered to the Banks.

     6. No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required in connection with the execution and delivery by the Borrower of any Loan Documents to which it is a party except for those which have already been obtained and are in full force and effect.

     7. The Borrower is not an "investment company" nor a company "controlled" by an "investment company", within the meaning of the Investment Company Action of 1940, as amended.

                             EXHIBIT D
                                TO
                          LOAN AGREEMENT

                          PERMITTED LIENS

Financing Statements filed with the Arizona Secretary of State as follows:

FILING DATE         FILE NUMBER         SECURED PARTY
___________         ___________         ___________________________
02-05-88            517397              Hewlett-Packard Co.
02-05-88            517398              Hewlett-Packard Co.
02-05-88            517399              Hewlett-Packard Co.
02-05-88            517401              Hewlett-Packard Co.
03-10-88            521727              Airnetics Engineering
03-21-88            522939              Dana Commercial Credit
02-09-89            564331              Hewlett-Packard Co.
04-17-89            572805              Hewlett-Packard Co.
07-11-90            628294              Ellco leasing Corporation
07-11-90            628295              Ellco Leasing Corporation
09-05-91            678173              Hewlett-Packard Co.
10-23-91            683136              Airnetics Engineering
01-15-92            691754              Xerox Corporation
01-15-92            691755              Xerox Corporation
01-15-92            691757              Xerox Corporation
01-15-92            691758              Xerox Corporation
09-03-92            716920              AT&T Commercial Finance
09-03-92            716921              AT&T Commercial Finance
09-17-92            718302              AT&T Commercial Finance (1)
02-04-91            91019122            Orix Credit Alliance Inc.
04-25-94            783970              Amplicon, Inc. (2)
08-05-88            540820              Norwest Bank Arizona, NA (3)
--------------

(1)  Any liens arising out of the AT&T Documents, as defined in the Loan
     Agreement
(2)  Power Convertibles Corporation as debtor, Venture of Burr-Brown
     Corporation
(3)  Power Convertibles Corporation as debtor, Venture of Burr-Brown
     Corporation

                                   EXHIBIT E
                              SECURITY AGREEMENT


      THIS SECURITY AGREEMENT (the "Agreement") is made and entered into as of this _____ day of _____________, 1994, by BURR-BROWN CORPORATION, a Delaware corporation, and its subsidiaries identified on the signature page(s) hereof (hereinafter severally and collectively called "Debtor"), whose common chief executive office is located at 6730 South Tucson Boulevard, Tucson, Arizona 85706, in favor of FIRST INTERSTATE BANK OF ARIZONA, N.A. ("First Interstate"), as agent for the benefit of the "Banks" (as defined below) (First Interstate, acting in the capacity of agent for the Banks, or any successor agent duly appointed under the provisions of the Loan Agreement described below, is herein called the "Agent"). First Interstate's mailing address is 100 West Washington, Corporate Banking Division #741, Phoenix, Arizona 85003, and is an address to which inquiries regarding the security interests created under this Agreement may be sent.
                                   RECITALS

      The Debtor, the banks party thereto (together with any lenders that subse-quently become parties thereto, the "Banks") and the Agent (in its capacity as agent under the Loan Agreement referred to hereinafter) have entered into a Loan Agreement dated as of ____________, 1994 (as the same may be amended or modified from time to time, the "Loan Agreement"), providing for a revolving credit facility pursuant to which the Banks may make certain loans to the Debtor.

                                   AGREEMENT

      NOW, THEREFORE, in consideration of the benefits accruing to the Debtor from the transactions described above, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby makes the following representations and warranties and agrees as follows:

1.    DEFINITIONS.

      Except as otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth or referred to in Annex "I" to the Loan Agreement.

2.    SECURITY INTEREST.

      2.1 As security for the due and punctual payment of the Obligations, but subject to Section 2.2 below, Debtor hereby assigns to Agent, for the benefit of the Banks, and hereby creates in and grants to the Agent, for the benefit of the Banks, a continuing security interest (hereinafter the foregoing security assignment and grant of security interests are severally and collectively called the "Security Interest") in all of the property described below in, to or under which the Debtor now has or hereafter acquires any right, title or interest, whether present, future or contingent, and in the Debtor's expectancy to acquire such property (all of such property, property rights and interests herein severally and collectively called the "Collateral"):

            (a) All accounts, general intangibles (excluding trademarks, patents and all other intellectual property rights), instruments, documents and chattel paper now existing or hereafter arising or acquired from time to time in the course of the Debtor's business as now or hereafter con-ducted, including all accounts receivable, notes, drafts, lease agreements and security agreements, and all goods, if any, represented thereby;

            (b) All inventory now owned or hereafter arising or acquired, including all goods held for sale or lease in the Debtor's business, as now or hereafter conducted, and all materials, work in process and finished goods used or to be consumed in the Debtor's business (whether or not the Debtor holds legal title thereto or whether any such inventory is repre-sented by warehouse receipts or bills of lading or has been or may be placed in transit or delivered to a public warehouse) (collectively, the "Inventory");

            (c) All rights as unpaid seller or lienor that arise in connection with any of the foregoing, including the rights of replevin, reclamation and toppage in transit, and the right to sue or file mechanics' or mater-ialmen's liens in the name of Debtor or otherwise for the unpaid balances due thereunder;

            (d) All policies or certificates of insurance covering any of the Collateral, all contracts, agreements or rights of indemnification, guaranty or surety relating to any of the Collateral, and all claims, awards, loss payments, proceeds and premium refunds that may become payable with respect to any such policies, certificates, contracts, agreements or rights;

            (e) All ledger cards, invoices, delivery receipts, worksheets, books of accounts, statements, correspondence, customer lists, files, journals, ledgers and records in any form, written or otherwise, related to any of the Collateral;

            (f) All claims for loss or damage to or in connection with any of the Collateral, all other claims in any form for the payment of money relating to or arising in connection with the Collateral;

            (g)   All accessions to any of the Collateral;

            (h) All products and proceeds of the Collateral, in any form, including all proceeds received, due or to become due from any sale, exchange or other disposition of any of the Collateral, whether such proceeds are cash or noncash in nature or are represented by checks, drafts, notes or other instruments for the payment of money; and

            (i) All property that is now or at any time hereafter may be in the Agent's possession or control in any capacity, including without limitation all money owed or that becomes owed to Debtor and all money deposited for the account of Debtor.

            The Debtor will from time to time, whenever a Default exists, upon request of the Agent, endorse and deliver to the Agent any draft, check, note or other writing that evidences a right to the payment of money which constitutes Collateral.

The Security Interest is granted as security only, and shall not subject the Agent or any Bank to, or transfer or in any respect affect or modify, any obligation or liability of the Debtor with respect to any of the Collateral or any transaction which gave rise thereto.

      2.2 Notwithstanding the provisions of Section 2.1 above and Section 3.9 below, the Security Interest shall not attach to the Collateral (and conse-quently shall not be perfected) until and unless a Default shall have occurred. Upon the occurrence of a Default, however, the Security Interest shall automat-ically attach to each and every item of Collateral without any requirement for action by any Person.

      2.3 In the event that the Security Interest shall have attached pursuant to Section 2.2 hereinabove, and thereafter all Defaults at any time existing shall have been cured PRIOR to either (i) the earlier of the Termination Date or the date of the exercise by Required Banks of their right to declare the Revolving Credit Commitments terminated under subsection 10.1 of the Loan Agree-ment or (ii) the earlier of the Term Loan Maturity Date or the exercise of the right of Banks to declare the Term Loans immediately due and payable under sub-
section 10.1 of the Loan Agreement, then within three (3) Business Days after Agent's actual receipt of Debtor's written request therefor, Agent (on behalf of the Banks) shall issue to Debtor a written release of the attachment of the Security Interest to the Collateral. Such release shall evidence only that the Security Interest is no longer attached to the Collateral, and shall not other-wise affect the grant of the Security Interest under Section 2.1 hereinabove or any other provision of this Security Agreement.

      2.4 Within three (3) Business Days after actual receipt of a written request therefor from Debtor, Agent shall issue a statement to Debtor or as Debtor shall direct confirming whether or not, as of the date of the statement, the Security Interest has attached to the Collateral. Such statement shall be in a form from time to time reasonably satisfactory to Debtor and Agent.

3.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

      Debtor hereby represents, warrants and agrees that:

      3.1 Debtor is, and will at all times be, the lawful owner (but, with respect to Inventory, not necessarily the titleholder) of the Collateral which is and at all times shall be free of all security interests or other encum-brances except the Security Interest and any Liens to which the Agent has con-sented in writing, and no financing statement covering the Collateral is filed or recorded in any public office other than any which may have been filed on behalf of the Agent. Debtor has full legal right to grant the Security Interest in the Collateral.

      3.2 Each account, chattel paper or general intangible included in the Collateral is genuine and enforceable in accordance with its terms against the party named therein who is obligated to pay the same (herein called "Obligor") and the security interests that are part of each item of chattel paper included in the Collateral are valid, first and prior perfected security interests. The amount that Debtor has represented to the Banks as owing by each Obligor is the amount actually and unconditionally owing by that Obligor, without deduction except for normal cash discounts where applicable; no Obligor has any defense, set-off, claim or counterclaim against Debtor that can be asserted against the Agent or the Banks whether in any proceeding to enforce the Security Interest or otherwise.

      3.3 All portions of the Debtor's Inventory held on the date hereof in the United States by the Debtor are located at one of the locations shown with respect to the Debtor on Annex A. The Debtor agrees that all portions of the Debtor's Inventory now held or subsequently acquired by the Debtor and which are held in the United States shall be kept at (or at the time of Debtor's acquisi-tion thereof shall be in transit to) one or more of the locations shown on Annex A or such new location as the Debtor may hereafter establish, provided that Debtor shall give written notice to the Agent within thirty (30) days after the establishment of each such new location, identifying the full street address and county of such location, and provided further that each such notice shall cons-titute a modification of said Annex A.

      3.4 Debtor shall not sell, transfer, assign or otherwise dispose of any Collateral or any interest therein (except as permitted herein) without obtain-ing the prior written consent of the Agent and, unless the Agent shall otherwise agree in writing, shall keep the Collateral free of all security interests or other encumbrances except the Security Interest. The Debtor will not sell or offer to sell or otherwise assign, transfer or dispose of any of the Collateral or any interest therein, except the Debtor may sell Inventory in the ordinary course of its business, and may otherwise deal with its property as and to the extent permitted under the Loan Agreement.

      3.5 The Debtor will at all times have and maintain insurance with respect to the Collateral in accordance with the terms and conditions of the Loan Agreement. All such insurance policies covering losses to the Collateral shall name the Agent as a loss payee and shall be payable to the Agent for the benefit of the Banks as its and their interests may appear. All policies of insurance shall provide for a minimum of thirty (30) days' written notice to the Agent prior to any cancellation, modification or non-renewal hereof. The Debtor shall furnish the Agent with certificates or other evidence satisfactory to the Agent of compliance with the foregoing insurance provisions.

      3.6 The chief executive office of the Debtor is located at 6730 South Tucson Boulevard, Tucson, Arizona 85706. All accounts (including, without limitation, accounts receivable) of the Debtor are, and will continue to be, maintained at, and controlled and directed from, the location of the chief executive office of the Debtor. Debtor shall give the Agent at least 30 days' prior written notice of any change in the location of: (i) Debtor's chief executive office; (ii) the Collateral or any part thereof, if moved to a location other than as listed on Annex "A" hereto; or (iii) Debtor's records concerning the Collateral.

      3.7 The Agent or any persons designated by it may inspect the Collateral and the books and records of the Debtor relating to the Collateral at reasonable times and may enter into any premises where the Collateral is or may be located. Debtor shall keep records concerning the Collateral in accordance with generally accepted accounting principles. The Agent, or persons designated by it, shall have free and complete access to Debtor's records relating to the Collateral and shall have the right to make extracts therefrom or copies thereof. Upon request of the Agent from time to time, Debtor shall submit up-to-date schedules of the items comprising the Collateral in such detail as the Agent may require and shall deliver to the Agent confirming specific assignments of all accounts, instruments, documents and chattel paper included in the Collateral.

      3.8 Debtor, at its cost and expense, shall protect and defend this Agreement, all of the rights of the Agent hereunder, and the Collateral against all claims and demands of other parties, including without limitation defenses, set-offs, claims and counterclaims asserted by any Obligor against Debtor and/or the Agent. Debtor shall pay all claims and charges that in the commercially reasonable opinion of the Agent are likely to prejudice, imperil or otherwise affect the Collateral or the Security Interest. Debtor shall promptly notify the Agent of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral and of any threatened or filed claims or proceed-ings that are likely in any way materially to affect or impair the terms of this Agreement.

      3.9 Subject to Section 2.2 hereof, the Security Interest at all times shall be perfected (unless perfection may be had only by actual possession) and shall be prior to any other interests in the Collateral, other than the Per-mitted Liens. Upon and at all times during the continuance of any Default, Debtor shall act and perform as necessary and shall execute and file all security agreements, financing statements, continuation statements and other documents reasonably requested by the Agent to establish, maintain and continue the perfected Security Interest. Debtor, on demand, shall promptly pay all costs and expenses of filing and recording, including the costs of any searches, deemed necessary by the Agent from time to time to establish and determine the validity and the continuing priority of the Security Interest from the time it shall attach to the Collateral pursuant to Section 2. herein until (and unless) it is released pursuant to Section 2.3 herein.

      3.10 All rights, powers and remedies granted the Agent herein, or other-wise available to the Agent, are for the sole benefit and protection of the Agent and the Banks, and the Agent may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so, subject to the terms of the Loan Agreement, as applicable. In addition, if under the terms hereof, the Agent is given two or more alternative courses of action, the Agent (as between Agent and Debtor) may elect any alternative or combination of alternatives at its option and in its sole and absolute discre-tion. All amounts paid, suffered or incurred by the Agent in exercising any authority granted herein, including reasonable attorneys' fees, shall be added to the Obligations, shall be secured by the Security Interest, shall bear interest at the highest rate payable on any of the Obligations until paid, and shall be due and payable by Debtor to the Agent immediately upon demand.

4. NOTIFICATION AND PAYMENTS; COLLECTION OF COLLATERAL; USE OF COLLATERAL BY DEBTOR.

      4.1 The Agent, after the occurrence of any Event of Default, and without notice to Debtor except as specified in the next following sentence, may notify any or all Obligors of the existence of the Security Interest and may direct the Obligors to make all payments on the Collateral to the Agent. Agent shall give notice to borrower of its election to exercise its rights under the preceding sentence contemporaneously with the issuance of the first such notice to any Obligor. Until the Agent has notified the Obligors to remit payments directly to it, Debtor, at Debtor's own cost and expense, shall collect or cause to be collected the accounts and moneys due under the accounts, documents, instruments and general intangibles or pursuant to the terms of the chattel paper which are part of the Collateral. The Agent shall not be liable or responsible for any embezzlement, conversion, negligence or default by Debtor or Debtor's agents with respect to such collections; all agents used in such collections shall be agents of Debtor and not agents of the Agent. Unless the Agent notifies Debtor in writing that it waives one or more of the requirements set forth in this sentence, at all times after the occurrence of an Event of Default any payments or other proceeds of Collateral received by Debtor, before or after notification to Obligors, shall be held by Debtor in trust for the Agent, for the benefit of the Banks, in the same for in which received, properly endorsed, shall not be commingled with any assets of Debtor and shall be remitted to the Agent, for the benefit of the Banks.

      4.2 The Agent, after the occurrence of an Event of Default and without notice to Debtor, may demand, collect and sue on the Collateral (either in Debtor's or the Agent's name), enforce, compromise, settle or discharge the Collateral and endorse Debtor's name on any instruments, documents, or chattel paper included in or pertaining to the Collateral; Debtor hereby absolutely and irrevocably constitutes and appoints the Agent its attorney-in-fact, with full power of substitution, for all such purposes.

      4.3 Until the occurrence of an Event of Default, Debtor may: (i) use, consume and sell any inventory included in the Collateral in any lawful manner in the ordinary course of Debtor's business provided that all sales shall be at commercially reasonable prices; and (ii) subject to paragraphs 3.1 and 3.2 above, retain possession of any other Collateral and use it in any lawful manner not inconsistent with this Agreement.

5.    COLLATERAL IN THE POSSESSION OF SECURED PARTY.

      5.1 The Agent shall use such reasonable care in handling, preserving and protecting the Collateral in its possession as it uses in handling similar property for its own account. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Debtor requests in writing, but failure of the Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collat-eral not so requested by the Debtor, shall be deemed a failure to exercise rea-sonable care in the custody or preservation of such Collateral. The Agent shall also be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property of like kind. The Agent, however, shall have no liability for the loss, destruction or disappearance of any Collateral unless there is affirmative proof of a lack of due care; the lack of due care shall not be implied solely by virtue of any loss, destruction or disappearance.

      5.2 Debtor shall be solely responsible for taking any and all actions to preserve rights against all Obligors; the Agent shall not be obligated to take any such actions whether or not the Collateral is in its possession. Debtor waives presentment and protest with respect to any instrument included in the Collateral on which Debtor is in any way liable and waives notice of any action taken by the Agent with respect to any instrument, document or chattel paper included in any Collateral that is in the possession of the Agent.

6.    REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT.

      If an Event of Default shall have occurred and be continuing and not been waived by the Agent in writing, the Agent shall have the right to exercise, for the benefit of the Banks, any and all rights and remedies available to it under the Uniform Commercial Code as in effect in the State of Arizona and any other applicable law to the fullest extent permitted thereby. Without limiting the foregoing, upon the occurrence of an Event of Default and during the continuance thereof, the Agent (acting in good faith and in a commercially reasonable manner) may exercise any of the following rights and remedies: (i) the right, in the name of the Debtor or otherwise, to demand, collect, receive and receipt for payment of any or all of the Collateral or to compound, compromise, settle and give acquittance for, prosecute or discontinue any suits or proceedings in respect of any or all of the Collateral; (ii) the right to require the Debtor to, and the Debtor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent that is reasonably convenient to both the Agent and the Debtor; (iii) without notice except as specified below, the right to sell the Collateral or any part thereof in one or more parcels at public or private sale. at any of the Agent's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Agent may reasonably believe are commercially reasonable; (iv) the right to occupy any premises owned or leased by the Debtor where the Collateral or any part thereof or any books and records relating thereto is assembled for a reasonable period in order to effectuate the Agent's rights and remedies hereunder or under law, without obligation to compensate the Debtor for such occupation; (v) the right to take any action which the Agent may reasonably deem necessary or desirable in order to realize on the Collateral, including, without limitation, the power to endorse in the name of the Debtor without recourse to the Debtor any checks, drafts, notes or other instruments or documents received in payment of or on account of the Collateral; and (vi) the right to exercise any and all rights and remedies of the Debtor under or in connection with the Collateral.

      6.1 Any demand or notice of sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall be deemed to be commercially reasonable and effective if such demand or notice is given to the Debtor at least five (5) Business Days prior to such sale, disposition or other intended action, in the manner provided herein for the giving of notices.

      6.2 Debtor shall pay all costs and expenses, including without limit-ation costs of Uniform Commercial Code searches, court costs and reasonable attorneys' fees, incurred by the Agent in enforcing payment and performance of the Obligations or in exercising the rights and remedies of the Agent hereunder. All such costs and expenses shall be secured by this Security Agreement and by all deeds of trust and other lien and security documents securing the Obliga-tions. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by the Agent.

      6.3 No failure on the part of the Agent to exercise any of its rights hereunder arising upon any Event of Default shall be construed to prejudice its rights hereunder upon the occurrence of any other or subsequent Event of Default. No delay on the part of the Agent in exercising any such rights shall be construed to preclude it from the exercise thereof at any time during the continuance of that Event of Default. The Agent may enforce any one or more rights or remedies hereunder successively or concurrently. By accepting payment or performance of any of the Obligations or any part thereof after its due date, the Agent shall not thereby waive either its right to require prompt payment or performance when due of the remainder of the Obligations or any part thereof or its right to consider the failure to so pay or perform an Event of Default.

      6.4 Any proceeds of any disposition of any of the Collateral, including without limitation the appropriation or application of any and all balances, credits, deposits, accounts or moneys received by the Agent shall be applied by the Agent to the payment and/or prepayment of the Obligations in accordance with the provisions of the Loan Agreement.

      The balance (if any) of such proceeds shall be paid to the Debtor, its successors or assigns, or as a court of competent jurisdiction may direct, pro-vided, that if such proceeds are not sufficient to satisfy the Obligations in full, the Debtor shall remain liable to the Agent and the Banks for any deficiency.

7.    MISCELLANEOUS PROVISIONS.

      7.1 All notices, requests and demands required or permitted to be given hereunder shall or relating hereto shall be given to the parties at their res-pective addresses set forth in the Loan Agreement. All notices, requests and demands given or made in accordance with the provisions of this Security Agree-ment or any other statement, instrument or transaction contemplated hereby or relating hereto shall be given by one or more of the means specified for the giving of notices the Loan Agreement and, upon being so given, shall be deemed to have been given as of the earliest time specified in the Loan Agreement for the means so used.

      7.2 This Security Agreement shall be binding and inure to the benefit of the Debtor and the Agent and their respective successors and assigns, except that the Debtor may not assign or transfer any of its rights or obligation under this Security Agreement without the prior written consent of the Banks.

      7.3 No failure on the part of the Agent to exercise, and no delay in exercising, any remedy, right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege, and no waiver what-ever shall be valid unless in writing signed by the Agent and the Debtor and then only to the extent specifically set forth in such writing.

      7.4 All remedies, rights, power and privileges, either under this Security Agreement, the other Loan Documents, by law or otherwise, afforded the Agent or any Lender shall be cumulative and not be exclusive of any remedies, rights, power and privileges provided by law and shall be available until the Obligations have been paid in full in lawful money of the United States of America. All such remedies may be exercised in any order of priority.

      7.5 This Security Agreement shall terminate when all of the Obligations shall have been paid in full and the Revolving Credit Commitments shall have been terminated ("Full Satisfaction") at which time the Agent shall reassign, release and/or deliver to the Debtor the Collateral and proceeds thereof in which the Agent shall have an interest hereunder. Upon request of the Debtor after Full Satisfaction, the Agent shall execute and deliver termination state-ments to the Debtor for filing in each office in which a financing statement has been filed by the Agent, all without recourse to or warranty by the Agent or the Banks and at the cost and expense of the Debtor; PROVIDED, HOWEVER, that this Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or any Lender or any other Person upon the insolvency, bankruptcy, or reorganization of the Debtor or otherwise, all as though such payment had not been made.

      7.6 All representations, warranties and covenants made by the Debtor to the Agent or the Banks in connection with this Security Agreement shall survive the execution and delivery of this Security Agreement. All statements contained in any certificate or other instrument delivered to the Agent or the Banks pursuant to this Security Agreement shall be deemed representations, warranties and covenants hereunder of the Debtor.

      7.7 All reports, schedules, assignments, certificates and other items delivered to the Agent or the Banks pursuant to this Security Agreement or any other statement, instrument or transaction contemplated thereby or relating thereto and all endorsements in connection therewith, shall be executed by an authorized representative of the Debtor and shall be in form and substance satisfactory to the Agent.

      7.8 Section headings in this Security Agreement are for convenience in reference only, and shall not govern the interpretation of any of the provisions of this Security Agreement.

      7.9 This Security Agreement may be executed in any number of counter-parts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Security Agreement by signing any such counterpart.

      7.10 Governing Law; Construction; Consent to Jurisdiction; Waiver of Trial by Jury:

          (a) This Security Agreement shall be construed in accordance with and governed by the law of the State of Arizona, without giving effect to the choice of law provisions thereof but giving effect to federal laws applicable to national banks.

          (b) Whenever possible, each provision of this Security Agreement and any other statement, instrument or transaction contemplated thereby or relating thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Security Agreement or any other statement, instrument or transaction contemplated thereby or relating thereto shall be held to be prohibited or invalid under such applicable law, such provision call be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement or any other statement, instrument or transaction contemplated thereby or relating thereto and shall not affect the enforceability of such provision in any other jurisdiction. In the event of any conflict within, between or among the provisions of this Security Agreement or any other statement, instrument or transaction contemplated thereby or relating thereto those provisions giving the Agent the greater right shall govern.

          (c) Any suit, action or proceeding against Debtor with respect to this Security Agreement or any judgment entered by any court in respect thereof, may be brought in any of the courts of the State of Arizona, County of Maricopa or Pima County, or in the United States courts located in the State of Arizona as the Agent in its sole discretion may elect, and Debtor hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Debtor hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement brought in any of the courts located in the State of Arizona, County of Maricopa or Pima County. DEBTOR AND THE AGENT HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHER-

     WISE) ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOf, the parties hereto have caused this Security Agreement to be executed as of the date first above written.

BURR-BROWN CORPORATION, a Delaware
corporation

By
Its

THE ATTACHED "SUBSIDIARIES
SIGNATURE PAGE" IS BY THIS
REFERENCE INCORPORATED HEREIN AS
IF FULLY SET FORTH AT THIS POINT

      Severally and collectively, "Debtor"

FIRST INTERSTATE BANK OF ARIZONA,
N.A., as Agent


By
Its

                          SUBSIDIARIES SIGNATURE PAGE

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX A
                                      TO
                              SECURITY AGREEMENT

                        SCHEDULE OF INVENTORY LOCATIONS

ARIZONA:

Burr-Brown Corporation
6730 South Tucson Boulevard
Tucson, Arizona 85706

CALIFORNIA:

Emanuelle Equipment
214 Commercial Street
Sunnyvale, California  94086

Semiconductor Technology
3045 Alfred Street
Santa Clara, California  94086

Disco Hi-Tech America Inc.
3395 Woodward Avenue
Santa Clara, California  95054

WISCONSIN:

Specialty Coating, Inc.
100 Deposition Drive
Clear Lake, Wisconsin  54005

                                     -14-